As filed with the Securities and Exchange Commission on ______, 2007

                                                Commission File No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                                 AMENDMENT NO. 3


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                       SECURITY DEVICES INTERNATIONAL INC.
                     - -----------------------------------
               (Exact name of registrant as specified in charter)

        Delaware                      3699                    Applied for
 ------------------------     --------------------      ----------------------
(State or other jurisdiction (Primary Standard Classi-      (IRS Employer
       of incorporation)        fication Code Number)        I.D. Number)

                            120 Adelaide Street West
                                   Suite 2500
                                Toronto, Ontario
                                 Canada M5H 1T1
                                 (416) 787-1871
               --------------------------------------------------
         (Address and telephone number of principal executive offices)

                            120 Adelaide Street West
                                   Suite 2500
                                Toronto, Ontario
                                 Canada M5H 1T1
               -------------------------------------------------
(Address of principal place of business or intended principal place of business)

                            120 Adelaide Street West
                                   Suite 2500
                                Toronto, Ontario
                                 Canada M5H 1T1
                                 (416) 787-1871
                        --------------------------------
           (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
  Class of                            Maximum       Maximum
 Securities          Securities      Offering      Aggregate     Amount of
   to be                to be        Price Per      Offering    Registration
 Registered          Registered      Share (1)        Price         Fee
-------------        ----------     -----------   ------------- ------------

Common stock (2)     4,782,120         $3.35       $16,020,102        $1,715

----------------------------------------------------------------------------
Total
----------------------------------------------------------------------------

(1) Offering price computed in accordance with Rule 457 (c).
(2) Shares of common stock offered by selling shareholders


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                       SECURITY DEVICES INTERNATIONAL INC.

                                  Common Stock

      By means of this prospectus a number of shareholders of Security Devices International Inc. are offering to sell up to 4,782,120 shares of common stock. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      SDI will not receive any proceeds from the sale of the common stock by the selling stockholders.

      SDI's common stock is listed on the OTC Bulletin Board under the symbol "SDEV".

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.






                The date of this prospectus is __________, 2007.

                               PROSPECTUS SUMMARY

      THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

     Security Devices International, Inc. was incorporated in Delaware on March 1, 2005.

     SDI is a defense technology company which is developing LEKTROX, a unique line of wireless electric ammunition for military, homeland security, law enforcement, and professional and home security applications.

           Security Devices' offices are located at 120 Adelaide Street West, Suite 2500, Toronto, Ontario, Canada M5H 1T1. Security Devices' telephone number is (416) 787-1871.

      As of May 10, 2007 SDI had 14,280,050 outstanding shares of common stock.

      SDI's website is www.lektrox.com. SDI is not a blank check company required to comply with Rule 419 of the Securities and Exchange Commission.

The Offering

      By means of this prospectus a number of shareholders of SDI are offering to sell up to 4,782,120 shares of SDI's common stock. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since SDI was incorporated, and the possible need for SDI to sell more of its common stock to raise additional capital. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.

Forward Looking Statements

      This prospectus contains various forward-looking statements that are based on SDI's beliefs as well as assumptions made by and information currently available to SDI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

      The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect SDI's business and this offering. If any of the risks discussed below materialize, SDI's common stock could decline in value or become worthless.

      The failure of SDI to obtain capital may significantly restrict SDI's proposed operations. SDI may need additional capital to fund its operating losses and to expand its business. SDI does not know what the terms of any future capital raising may be but any future sale of SDI's equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. The failure of SDI to obtain the capital which it requires will result in the slower implementation of SDI's business plan or its inability of SDI to implement its business plan. There can be no assurance that SDI will be able to obtain any capital which it will need or how long SDI can remain in operation.

      SDI will not receive any proceeds from the sale of the shares offered by this prospectus.

      SDI is in the development stage. As of the date of this prospectus SDI:

     o    had not generated any revenues,
     o    did not have any full time employees, and
     o did not have any arrangements with any person to manufacture or sell its LEKTROX.

      To enable SDI to continue in business SDI will eventually need to earn a profit or obtain additional financing until SDI is able to earn a profit. As a result of SDI's short operating history it will be difficult for potential investors to evaluate its business and prospects. There can be no assurance that SDI can implement its business plan, that it will be profitable, or that the shares which may be sold in this offering will have any value.

      If SDI cannot compete in the non-lethal weapon business it will never earn a profit, in which case SDI may be forced to cease operations. SDI faces competition from numerous sellers of non-lethal weapons, all of which have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than does SDI.

      SDI may be unable to earn a profit if law enforcement and corrections agencies do not purchase its products. Law enforcement and corrections agencies may be influenced by claims or perceptions that non-lethal weapons, such as the LEKTROX, are unsafe or may be used in an abusive manner. In addition, earlier generation non-lethal weapons may have been perceived as ineffective. If the

LEKTROX is not widely accepted by the law enforcement and corrections market, SDI may not be able to expand sales of the LEKTROX into other markets.

      SDI may face personal injury and other liability claims. The LEKTROX will most likely be used in aggressive confrontations that may result in serious, permanent bodily injury to those involved. A person injured in a confrontation or otherwise in connection with the use of the LEKTROX may bring legal action against SDI to recover damages for personal injury, wrongful death, negligent design, dangerous product or inadequate warning. If successful, personal injury or other claims could have a material adverse effect on SDI. Although SDI plans to carry product liability insurance, litigation could result in an award of monetary damages in excess of any insurance coverage.

      Government regulation of the LEKTROX may adversely affect sales. Under current regulations, the LEKTROX will not be a firearm regulated by the Bureau of Alcohol, Tobacco and Firearms, but will be a consumer product regulated by the United States Consumer Product Safety Commission. Although there are currently no federal laws restricting sales of weapons such as the LEKTROX in the United States, future federal regulations could adversely affect SDI's sales. The LEKTROX will be controlled, restricted or its use prohibited by several state and local governments. Some municipalities also prohibit consumer use of products similar to the LEKTROX. Certain foreign jurisdiction, including Japan, the United Kingdom, Australia, Italy and Hong Kong, prohibit the sale of weapons such as the LEKTROX.

      If SDI is unable to protect its intellectual property, it may incur substantial costs to protect its rights. The future success of SDI depends in part upon its proprietary technology. SDI has applied for two U.S. patents to protect its technology. Any patents issued to SDI may prove inadequate to protect its proprietary rights, and may not prevent others from developing and selling competing products. The validity and breadth of claims covered in technology patents involve complex legal and factual questions, and the resolution of claims may be highly uncertain, lengthy and expensive. In addition, any patents issued to SDI may be held invalid upon challenge and others may claim rights in or ownership of its patents.

      SDI may not be able to achieve or maintain a competitive position and other technological developments may result in SDI's products becoming uneconomical or obsolete. The non-lethal weapons industry is characterized by changing technology and evolving industry standards and current or future competitors may develop products that are superior to the LEKTROX. It is difficult to predict the rate at which the market for the LEKTROX will grow, if at all. If the market for the LEKTROX fails to grow, or grows more slowly than anticipated, SDI may be unable to earn a profit.

      Since SDI's officers plan to devote only a portion of their time to SDI's business, its chances of being profitable will be less than if it had full time management. As of the date of this prospectus SDI had three officers. With the exception of Sheldon Kales, SDI's Chief Executive Officer, the other officers of SDI are employed full-time at other companies and the officers' other responsibilities could take precedence over the officer's duties to SDI.

      Since, at present, there is only a limited market for SDI's common stock, purchasers of the shares offered by this Prospectus may be unable to sell their shares.

      Trades of SDI's common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, which imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for SDI's common stock. As a result of these rules, investors in this offering, may find it difficult to sell their shares. If purchasers are unable to sell their shares, purchasers may never be able to recover any amounts which they paid for SDI's shares.

                          MARKET FOR SDI'S COMMON STOCK

      On August 28, 2006 SDI's common stock was listed on the OTC Bulletin Board under the symbol "SDEV". The following shows the high and low closing prices for SDI's common stock for the periods indicated:

      Three Months Ended              High       Low

      November 2006                  $2.65      $0.15
      February 2007                  $3.80      $1.75

      As of May 10, 2007 SDI had approximately 200 shareholders and 14,280,050 outstanding shares of common stock.

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors. SDI's Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No dividends have ever been declared and it is not anticipated that dividends will ever be paid.

       SDI's Articles of Incorporation authorize its Board of Directors to issue up to 50,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow SDI's directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of SDI's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by SDI's management.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      SDI was incorporated on March 1, 2005 and as of the date of this prospectus has not yet generated any revenue. SDI is a defense technology company which is developing LEKTROX, a unique line of wireless electric ammunition for use in military, homeland security, law enforcement, and professional and home security situations.

      During the year ended November 30, 2006 substantial all of SDI's cash expenses were related to the development of its LEKTROX technology.

      During the six months ended May 31, 2007 more capital was available to SDI and as a result SDI was able to spend more on research and product development.

      During the period from inception (March 1, 2005) through May 31, 2007 SDI's operations used $1,539,705 in cash. During this period SDI:

o     purchased $8,379 of equipment,

o     borrowed $1,635 (net) from its officers and directors,

o     raised $7,769,650 from the sale of shares of its common stock,

o raised $95,000 from three of its officers and directors upon the exercise of options to purchase 950,000 shares of common stock.

      SDI did not have any material future contractual obligations or off balance sheet arrangements as of November 30, 2006 or July 25, 2007.

     SDI's plan of operation during the twelve-month-period ending July 31, 2008 is as follows:
                                                     Projected       Estimated
Activity                                           Completion Date      Cost
--------                                           ---------------  -----------

Completion of fully operational Long Range LEKTROX
   prototype (37-38MM) up to production file:         9/07

Completion of fully operational Long Range LEKTROX
   prototype (40MM) up to production file:            9/07

Completion of mechanical aspects of Long Range
   LEKTROX prototype (12 GUAGE)                       2/08

Completion of tooling for Long Range LEXTROX          2/08

                        Total for above:                           $1,460,000

      SDI anticipates that its capital requirements for the twelve-month period ending July 31, 2008 will be:

      Research and Development              $1,460,000
      General and administrative expenses      100,000
      Patent filings                            30,000
                                         -------------

           Total                            $1,590,000
                                         =============

      SDI does not anticipate that it will need to hire any employees prior to September 30, 2007. SDI does not expect that it will need to raise additional capital during the twelve months ending July 31, 2008. SDI believes that its cash on hand will satisfy its working capital needs for the next eighteen months.

      SDI does not have any commitments or arrangements from any persons to provide SDI with any additional capital it may need.

                                    BUSINESS

      SDI is currently in the advanced stages of developing LEKTROX, a unique line of wireless electric ammunition for use in military, homeland security, law enforcement, and professional and home security situations.

      SDI's LEKTROX system was developed by Elad Engineering, Israel, assisted by:

     o    Dr.  Nathan   Blaunstein,   Professor  of   Electrical   and  Computer
          Engineering  at  Ben-Gurion   University,   specializing  in  Wireless
          Cellular Communication, radio physics, and electronics;

     o    Dr. Yoav Paz, a heart and chest  surgery  specialist  at the  Hadassah
          Medical  Center,   Jerusalem,   member  of  the  European  Society  of
          Cardiology; and

     o Emanuel Mendes, an electrical engineer at the forefront of Israel's R&D for almost 50 years.

      SDI's strategic collaboration with Elad resulted in the patent pending LEKTROX system. Featuring the unique extended range Wireless Electro-Muscular Disruption Technology, (or "W-EMDT"), SDI's first products, the LEKTROX 37/38mm and 40mm round ammunition will be ready for the market in 2007 with a 12-guage version to be introduced later.

      LEKTROX has been specially designed for use with standards issue riot guns, M203 grenade launchers and regular 12-guage shotguns. This will allow military, law enforcement agencies etc. to quickly deploy LEKTROX without the need for lengthy, complex training methods or significant functional adjustments to vehicles or personal equipment. Simplicity of use is also a key benefit for the home security market where most users have little or no specialized training.

      LEKTROX is a 3rd generation electric solution. First generation solutions were electric batons and hand-held stun guns which had a range of arm's length. 2nd generation were the wired electric charge solutions. 3rd generation are the wireless electric bullets. Currently, there is still no 3rd generation wireless electric bullet on the market.

      LEKTROX is being specifically developed to achieve the highest operational success at the greatest distance of those known to be currently in development. Causing instant target incapacitation up to distances of 60 yards, the LEKTOX will give maximum field superiority to military personnel, law enforcement officers and other security operatives in situations that do not call for the use of lethal ammunition.

      The LEKTROX Electric Bullet is totally safe in storage, transportation, handling and loading. Locked in safe mode until its internal electric and mechanical systems are activated by contact with the target, LEKTROX eliminates any possibility of the round's accidental charging.

      Exploiting proven fin technologies, the LEKTROX Electric Bullet maintains excellent stability for the highest possible accuracy. In addition LEKTROX achieves distances way beyond those reached by previous generation, wired electric ammunition systems.

      In addition to achieving a greater range, the LEKTROX delivers new levels of effectiveness and safety through the use of

     o    Unique mechanisms that reduce the projectile's kinetic energy
     o W-EMDT that instantly incapacitates the target without causing serious injury or lethality.

      To reduce kinetic energy levels, the bullet's head is composed of a collapsible material that enlarges the contact surface and absorbs part of the impact. Additional energy is transferred to other absorption mechanisms that use the energy to release the Multiple Mini-Harpoon mechanism and activate the built-in electrical system.

      When released, the mini-harpoons fix the bullet irremovably to the target's clothing or body. At the same time, the bullet's electrical system releases a W-EMDT charge that imitates the electro-neural impulses used by the human body. Sending out a control signal to the muscles, this high voltage low current pulse safely overrides the target's nervous system inducing a harmless muscle spasm that causes them to fall to the ground helpless.

      Operating at lower than critical cardio-fibrillation levels, the LEKTROX W-EMDT electric output has been designed in line with stringent medical equipment standards that protect patients from permanent injury. Enabling full recovery with no clinical after effects, LEKTROX helps decreases liability for wrongful injury or death.

      When introduced, the Short Range LEKTROX will have a safe firing range of 2-10 yards and will be fired from a proprietary system powered by a pressurized air cartridge. Simple to operate, this laser-aiming system will be point and fire exactly as they would with a standard pistol trigger. The round will fire with low recoil enabling a quick firing of a second or third round if necessary.

      The cost of manufacturing a LEKTROX electrical round is estimated to be between $10 and $12. SDI anticipates that its electric round will sell at a retail price between $60 and $75. In comparison, rubber, smoke or stun rounds typically sell for $20 to $28. A cartridge for the TASER(R) sells for approximately $60.

      The cost to manufacture a launcher for the Short Range LEKTROX is estimated to be $150. SDI estimates that the short range launcher will sell at a retail price of approximately $875 per unit. In comparison, the X26c Citizen Defense System (PISTOL) sells for approximately $1,000.

      SDI anticipates that most of its revenues will be generated from initial and repeat sales of electrical rounds.

      As of May 10, 2007 SDI has completed the following steps in the development of the LEKTROX:

     o    Design and testing of ballistic rounds.
     o    Production of various ballistic rounds.
     o    Design of `electrical arms' to adhere to clothing or skin.
     o    Design of safety/armed mechanism.
     o    Production of mechanical systems.
     o    Design of electrical system.
     o    Production of electrical system.

     o Integration and assembly of mechanical and electrical sub-systems for electrical rounds.

         Key steps to be completed include:

     o    Testing of different ballistic rounds.
     o    Production of completed rounds.
     o    Powder loading testing.
     o    Testing of complete electrical rounds.
     o    Adjustment of electrical rounds based on test results.
     o    Testing with military and law enforcement organizations.
     o    Completion of fully operational Long Range LEKTROX for production.
     o    Clinical testing on animals and humans.

      See the section of the prospectus titled "Management's Analysis and Discussion and Plan of Operation" for information regarding the cost and timing of the remaining steps in the development of the LEKTROX.

      The electrical aspects of the LEKTROX are being developed by Emanuel Mendez and assisted by D.P. Electronic Systems, Ltd.

      The mechanical development of the LEKTROX is being completed by Elad Engineering Ltd., an Israeli company which has designed weapons for the Israeli Military.

      During the period from its inception (March 1, 2005) to February 28, 2007 SDI paid $848,886 to Mr. Mendez, D.P. Electronic Systems, Ltd., Elad Engineering and others for research and development.

      SDI does not have written agreements with Elad Engineering or D.P. Electronic Systems for work relating to the development of the LEKTROX.

      Once operational prototypes are completed, SDI plans to joint venture or license the LEKTROX to larger companies which have the financial capability, expertise and relationships for manufacturing, distribution, marketing, sales and training. As of the date of this prospectus SDI has not entered into any joint venture or licensing agreements.

Competition

        The primary competitive factors in the market for non-lethal weapons are a weapon's cost, effectiveness, and ease of use.

      In the military market a wide variety of weapon systems are used. Conducted energy devices, such as the LEKTROX, have gained increased acceptance during the last two years as a result of the increased role of military personnel in Iraq and Afghanistan. Conducted energy weapons have gained limited acceptance in the private citizen market for non-lethal weapons.

      SDI's primary competitors will be Taser International, Inc. and Stinger Systems, Inc. The LEKTROX will also compete indirectly with a variety of other non-lethal alternatives, including pepper spray and impact weapons sold by companies such as Armor Holdings, Inc. and Jaycor, Inc.

      SDI believes that its competitive advantage will be the ability of the LEKTROX to effectively incapacitate offenders from a distance as far as 75 meters without a trail of wires leading back to the launcher. Stun Gun operators must be in direct physical contact with combatants while the TASER(R) has a range of less than seven meters. In contrast, the LEKTROX will be designed to have a range which is over four times farther that TASER(R), providing a significant safety advantage for enforcement officers and security personnel.

Patents

     Two patent applications, one for the electrical mechanism and the other for the mechanical mechanism of the LEKTROX, have been filed by SDI with the U.S. Patent Office.

      SDI does not hold any foreign patents.

      SDI's patents may not protect its proprietary technology. In addition, other companies may develop products similar to the LEKTROX or avoid patents held by SDI. Disputes may arise between SDI and others as to the scope and validity of its patents. Any defense of its patents could prove costly and time consuming and SDI may not be in a position, or may not consider it advisable, to carry on such a defense. In addition, others may acquire or independently develop the same or similar unpatented proprietary technology used by SDI.

Government Regulation

      Under current regulations the LEKTROX will be considered a crime control product by the United States Department of Commerce and the export of the LEKTROX will be regulated under export administration regulations. As a result, export licenses from the Department of Commerce will be required for all shipments to foreign countries other than Canada. In addition, the Department of Commerce has regulations which may restrict the export of technology used in the LEKTROX.

      The LEKTROX will be controlled, restricted or its use prohibited by several state and local governments. In many cases, the law enforcement and corrections market is subject to different regulations than the private citizen market. Many states have regulations restricting the sale of stun guns and hand-held shock devices, such as the LEKTROX, to private citizens or security personnel.

      Foreign regulations pertaining to non-lethal weapons are numerous and often unclear and a number of countries prohibit devices similar to the LEKTROX.

Employees

      As of May 10, 2007 SDI did not have any full-time employees.

Facilities

      SDI's offices are located at 120 Adelaide Street West, Suite 2500, Toronto, Ontario, Canada M5H 1T1. SDI's leases this space on a month-to-month basis at a rate of $1,000 per month. SDI's offices are expected to be adequate to meet SDI's foreseeable future needs.

                                   MANAGEMENT

    Name                     Age    Position

    Sheldon Kales             50    Chief Executive Officer and a Director
    Boaz Dor                  52    Secretary and a Director
    Rakesh Malhotra           50    Chief Financial Officer
    Gregory Sullivan          40    Director

      The directors of SDI serve until the first annual meeting of its shareholders and until their successors have been duly elected and qualified. The officers serve at the discretion of SDI's directors.

Sheldon Kales has been an officer and director of SDI since March 2005. Since February 2004 Mr. Kales has been working on the development of the LEKTROX. Between January 2000 and February 2004 Mr. Kales was the President of Yangtze Telecom, a company which provides messaging and related services for cell phone users in China. Mr. Kales founded, and between 1985 and 2001, operated Argus Investigation Services.

Boaz Dor has been a director of SDI since April 2005 and its Secretary since March 15, 2006. Mr. Dor served in the Israeli Defense Forces from 1972 to 1975. Recruited by the Israeli Secret Services, Mr. Dor was assigned to the International Security Division for Aviation Security for the Israeli Government, eventually assuming the position of Head of Security for the Embassy of Israel and El Al Israel Airlines in Cairo, Egypt, and later, as Vice-Consul and Head of Security for the Israeli Consulate in Toronto and Western Canada and El Al Israel Airlines. In 1989, Mr. Dor resigned from the public sector to open a security consulting firm. In 1991, he was appointed executive director of security for the Seabeco Group of Companies where Mr. Dor oversaw international operations in Switzerland, Belgium, Russia, New York and Toronto. Since 2000 Mr. Dor has owned and operated Ozone Water Systems Inc., a water purification company.

Rakesh Malhotra has been SDI's Chief Financial Officer since January 7, 2007. Mr. Malhotra is a United States Certified Public Accountant (CPA) and a Canadian Chartered Accountant (CA). Mr. Malhotra graduated with Bachelor of Commerce (Honors) degree from the University of Delhi (India) and worked for A.F Ferguson & Co. (the Indian correspondent for KPMG) and obtained his CA designation in India. Having practiced as an accountant for over ten years in New Delhi, Mr. Malhotra moved to the Middle East and worked for five years with the

International Bahwan Group in a senior finance position. Between 2000 and 2001 Mr. Malhotra worked as a Chartered Accountant with a medium sized accounting firm in Toronto and then worked for five years as the Vice President of Finance for a private group of companies in Toronto. Since 2005 Mr. Malhotra has also been the Chief Financial Officer for Yukon Gold Corporation Inc.

Gregory Sullivan has been a director of SDI since April 2005. Mr. Sullivan has been a law enforcement officer for the past 20 years. During his law enforcement career, Mr. Sullivan has trained with federal, state and municipal agencies in the United States, Canada and the Caribbean and has gained extensive experience in the use of lethal and non-lethal weapons. Mr. Sullivan has also trained personnel employed by both public and private agencies in the use of force and firearms. Mr. Sullivan served four years with the military reserves in Canada.

     SDI does not have a compensation committee. SDI's Board of Directors acts as its Audit Committee. None of SDI's directors is a financial expert. None of SDI's directors are independent as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange. SDI does not believe it needs a financial expert due to its size.

     SDI has not adopted a Code of Ethics applicable to its principal executive, financial and accounting officers and persons performing similar functions. SDI does not believe it needs a Code of Ethics sine it does not have any full time employees and does not have any revenue.

Executive Compensation

      The following table shows the compensation during the period from March 1, 2005 (the inception of the Company) to November 30, 2005, and for the year ended November 30, 2006, paid or accrued, to Sheldon Kales, the Principal Executive Officer of SDI. None of the executive officers of SDI received compensation in excess of $100,000 during this period.

                                                                All
                                                              Other
                                                              Annual
                                            Stock   Option   Compen-
Name and Principal  Fiscal  Salary   Bonus  Awards  Awards    sation
   Position          Year     (1)      (2)    (3)     (4)       (5)     Total
------------------  ------  ------   -----  ------  -------  --------   -----

Sheldon Kales,
 President            2006      --      --       -- $342,500      --   $342,500
                      2005      --      --  $25,000       --      --   $ 25,000


(1)  The dollar value of base salary (cash and non-cash) received.
(2)  The dollar value of bonus (cash and non-cash) received.
(3) During the periods covered by the table, the value of SDI's shares issued as compensation for services to the persons listed in the table.
(4) The valueof all stock options granted during the periods covered by the table.
(5) All other compensation received that SDI could not properly report in any other column of the table.

      SDI does not have an employment agreement with any of its officers.

      The following shows the amounts which SDI expects to pay to its officers during the twelve month period ending December 31, 2007, and the time these persons plan to devote to SDI's business.

                                Proposed       Time to be Devoted to the
      Name                    Compensation          Business of SDI
      ----                    ------------     -------------------------

      Sheldon Kales                   *                   100%
      Boaz Dor                        *                    50%
      Rakesh Malhotra           $18,000                    10%
      Gregory Sullivan                *                    10%

* These officers/directors have agreed to serve without cash compensation until SDI has accumulated gross revenues of $500,000. In lieu of cash compensation, these persons have received shares of SDI's common stock as well as options.

      Once accumulated revenue reaches $500,000, SDI's directors may compensate its officers with cash depending upon a variety of factors, including past sales volume and the anticipated results of its future operations. However, there are no sales, net income, or other thresholds which are required for SDI's directors to increase the compensation paid to SDI's officers. SDI may issue shares of its common stock to its officers in payment of compensation owed to its officers.

      Long-Term Incentive Plans. SDI does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. SDI does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

      Compensation of Directors. SDI's directors did not receive any compensation for their services as directors during the fiscal year ended November 30, 2006.

Stock Option and Bonus Plans

      SDI has adopted stock option and stock bonus plans. A summary description of these plans follows. In some cases these Plans are collectively referred to as the "Plans".

      Incentive Stock Option Plan. SDI's Incentive Stock Option Plan authorizes the issuance of shares of SDI's Common Stock to persons that exercise options granted pursuant to the Plan. Only SDI employees may be granted options pursuant to the Incentive Stock Option Plan. The option exercise price is determined by SDI's directors but cannot be less than the market price of SDI's common stock on the date the option is granted.

      Non-Qualified Stock Option Plan. SDI's Non-Qualified Stock Option Plan authorizes the issuance of shares of SDI's Common Stock to persons that exercise options granted pursuant to the Plans. SDI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Stock Bonus Plan. SDI's Stock Bonus Plan allows for the issuance of shares of common stock to it's employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Summary. The following lists, as of July 31, 2007, the options granted pursuant to the Plans. Each option represents the right to purchase one share of SDI's common stock.

                              Total       Shares
                              Shares    Reserved for   Shares     Remaining
                             Reserved   Outstanding   Issued as  Options/Shares
Name of Plan                Under Plans   Options    Stock Bonus   Under Plans
------------                ----------- -----------  ----------- --------------

Incentive Stock Option
 Plan                         1,000,000         --         N/A       1,000,000
Non-Qualified Stock Option
 Plan                         2,250,000    765,000         N/A         535,000
Stock Bonus Plan                150,000        N/A          --         150,000

      The following tables show all options granted and exercised by SDI's officers and directors since the inception of SDI and the options held by the officers and directors named below. All of the options listed below were granted pursuant to SDI's Non-Qualified Stock Option Plan.

                            Options Granted/Exercised

                                                              Shares
                  Grant    Options    Exercise  Expiration  Acquired on      Value
Name              Date    Granted (#)   Price      Date     Exercise (1)  Realized (2)
----              -----   ----------- --------- ----------  ------------  ------------


Sheldon Kales    10/29/05   550,000     $0.10    10/29/11     550,000      $275,000
Sheldon Kales    10/29/05   100,000     $0.25    10/29/11
Boaz Dor         10/29/05   200,000     $0.10    10/29/11     200,000      $100,000
Boaz Dor         10/29/05   100,000     $0.25    10/29/11
Gregory Sullivan 10/29/05   200,000     $0.10    10/29/11     200,000      $100,000
Gregory Sullivan 10/29/05   100,000     $0.25    10/29/11
Rakesh Malhotra  01/07/07   125,000     $1.50    01/07/12


(1)  The number of shares received upon exercise of options.
(2) With respect to options exercised, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

                       Shares underlying unexercised
                       options as of July 31, 2007 (1)
                       ------------------------------  Exercise   Expiration
    Name               Exercisable     Unexercisable     Price        Date
    ----               -----------     -------------   --------   ----------

    Sheldon Kales       100,000            --           $0.25      10/29/11
    Boaz Dor            100,000            --           $0.25      10/29/11
    Rakesh Malhotra     125,000            --           $1.50      01/07/12
    Gregory Sullivan    100,000            --           $0.25      10/29/11

(1) The options listed above will expire on the first to occur of the following:
    (i) the expiration date of the option, (ii) the date the option holder is removed from office for cause, or (iii) the date the option holder resigns as an officer of the Company.

      For the purpose of these options "Cause" means any action by the Option Holder or any inaction by the Option Holder which constitutes:

      (i)  fraud, embezzlement, misappropriation, dishonesty or breach of trust;

      (ii) a willful or knowing failure or refusal by the Option Holder to perform any or all of his material duties and responsibilities as an officer of SDI, other than as the result of the Option Holder's death or Disability; or

      (iii) gross negligence by the Option Holder in the performance of any or all of his material duties and responsibilities as an officer of SDI, other than as a result of the Option Holder's death or Disability;

      For purposes of these options "Disability" means any mental or physical illness, condition, disability or incapacity which prevents the Option Holder from reasonably discharging his duties and responsibilities as an officer of SDI for a minimum of twenty hours per week.

      The following table shows the weighted average exercise price of the outstanding options granted pursuant to SDI's stock option plans as of November 30, 2006, SDI's most recent fiscal year end. SDI's stock option plans have not been approved by its shareholders.


                                                              Number of Securities
                                 Number                       Remaining Available
                             of Securities                    For Future Issuance
                              to be Issued  Weighted-Average     Under Equity
                             Upon Exercise  Exercise Price of Compensation Plans,
                             of Outstanding  of Outstanding   Excluding Securities
Plan category                  Options (a)      Options       Reflected in Column (a)
-------------                -------------- ----------------- -----------------------

Incentive Stock Option Plan            --              --          1,000,000
Non-Qualified Stock Option Plan   700,000           $0.46          1,550,000


Transactions with Related Parties and Recent Sales of Securities

      The following lists all shares of SDI's common stock which have been issued since its incorporation:
                                                         Consideration
      Shareholder           Date of Sale  Shares Issued  Paid for Shares
      -----------           ------------  -------------  ---------------

      Sheldon Kales           3-03-05      2,300,000     Services rendered,
                                                           valued at $23,000
      Sheldon Kales           3-04-05        200,000     Services rendered,
                                                           valued at $2,000
      Boaz Dor                3-03-05        900,000     Services rendered,
                                                           valued at $9,000
      Gregory Sullivan        3-03-05         40,000     Services rendered,
                                                           valued at $400
      Gregory Sullivan        3-04-05        200,000     Services rendered,
                                                           valued at $2,000
      Alexander Blaunshtein (1)3-03-05     1,560,000     Services rendered,
                                                           valued at $15,600
      Consultant              3-03-05      1,200,000     Services rendered,
                                                           valued at $12,000
      Consultants             3-04-05        125,000     Services rendered,
                                                           valued $1,250
      Private Investors       4-15-05        397,880     $     99,470
      Private Investors      12-31-05        486,000     $     48,600
      Private Investors       1-31-06        470,000     $     47,000
      Private Investors       3-08-06        286,000     $     50,050
      Consultant              3-08-06         50,000     Services rendered,
                                                           valued at $8,750
      Public Investors      5-06/7-06      2,000,000     $    400,000
      Sheldon Kales             11-06        550,000     $     55,000 (2)
      Boaz Dor                  11-06        200,000     $     20,000 (2)
      Gregory Sullivan          11-06        200,000     $     20,000 (2)
      Private Investors         12-06      2,536,170     $  2,536,170
      Private Investors     4-07/5-07      2,139,000     $  4,812,750

(1) Alexander Blaunshtein is the son of Natan Blaunstein, who was a former director of SDI. In March 2007 these shares were purchased by SDI for $50,000, cancelled, and returned to the status of authorized but unissued shares.
(2)   Shares were issued upon the exercise of stock options.

      Sheldon Kales, Natan Blaunstein, Boaz Dor and Gregory Sullivan are the promoters and parents of SDI.

      The services relating to the shares issued in March 2005 were provided for the development of the LEKTROX and were valued at $0.01 per share. The 50,000 shares issued in March 2006 to a consultant were issued as compensation for introducing investors to SDI and were valued at $0.175 per share which is the price, per share, received by SDI for the shares sold for cash in March 2006.

      The electrical aspects of the LEKTROX are being developed by Emanuel Mendez and assisted by D.P. Electronic Systems, Ltd., a company controlled by Alexander Blaunsthein. Alexander Blaunstein is the son of Natan Blaunstein, who was a former director of SDI. During the period from its inception (March 1, 2005) through February 28, 2007 SDI paid $168,100 to D.P. Electronic Systems. SDI is of the opinion that its arrangement with D.P. Electronic Systems is at least as favorable as that which SDI could have obtained from any unrelated third party.

     On July 11, 2007 SDI issued warrants to Sheldon Kales and Gregory Sullivan which allow them to purchase 250,000 and 50,000 shares, respectively, of SDI's common stock. The warrants are exercisable at a price of $0.50 per share and expire on May 31, 2017.

                             PRINCIPAL SHAREHOLDERS

      The following table shows the ownership of SDI's common stock as of the date of this prospectus by each shareholder known by SDI to be the beneficial owner of more than 5% of SDI's outstanding shares, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

                                   Number
Name                             of Shares (1)           Percent of Class
----                             -------------           ----------------

Sheldon Kales                     2,992,000                       21%
Boaz Dor                          1,257,500                      8.9%
Rakesh Malhotra                          --                        --
Gregory Sullivan                    405,000                      2.8%
Dror Shachar (2)                  1,200,000                      8.4%
All Officers and Directors        4,654,500                     32.6%
 as a group (four persons)

(1) Does not reflect shares issuable upon the exercise of options.
(2) Dror Shachar holds these shares for the benefit of his father, Mark Shachar.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling shareholders". Selling shareholders owning 2,536,170 shares acquired their shares from SDI in December 2006 in a private offering at a price of $1.00 per share. Selling shareholders owning 2,139,000 shares acquired their shares from SDI in April and May 2007 in a private offering at a price of $2.25 per share. In connection with the 2007 financing, Salman Partners, the sales agent for the offering, received warrants to purchase 106,950 shares of SDI's common stock at a price of $2.81 per share. The warrants expire in 2009.

      SDI will not receive any proceeds from the sale of the shares by the selling shareholders. SDI will pay all costs of registering the shares offered by the selling shareholders. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                                         Share       Percentage
                                         Shares to be   Ownership     Ownership
                                Shares   Sold in this    After         After
Name                            Owned      Offering     Offering      Offering
----                            -----    ------------   ----------   -----------

Avivit Bodenstein               5,000         5,000            --            --

Dr. Tally Bodenstein           15,000        15,000            --            --

George Boedecker               50,000        50,000            --            --

Craig Butler /Carla Butler     15,000        15,000            --            --

Craig B. Campbell              10,000        10,000            --            --

Bryan Ceresne                 167,000       167,000            --            --

Brenda Chisholm               150,000       150,000            --            --

Thomas Courteau                25,000        25,000            --            --

Lawrence Cyna                  30,000        30,000            --            --

Danika Associates Limited      25,000        25,000            --            --

Richard Demelo                 20,000        20,000            --            --

Bruce Durham                   86,670        86,670            --            --

Allen Ezer                     10,000        10,000            --            --

Fred Gold                      50,000        50,000            --            --

Michael Goldberg               50,000        50,000            --            --

Jordan Golden                  30,000        30,000            --            --

David Goodman                  62,500        62,500            --            --

Steven Groves                 100,000       100,000            --            --

Taras Hucal                    25,000        25,000            --            --

                                                         Share       Percentage
                                         Shares to be   Ownership     Ownership
                                Shares   Sold in this    After         After
Name                            Owned      Offering     Offering      Offering
----                            -----    ------------   ----------   -----------

Erik Kaplan                    25,000        25,000            --            --

Jonathan Kaplan                15,000        15,000            --            --

Sylvie Kaplan                  25,000        25,000            --            --

Dr. Arthur Karasik              5,000         5,000            --            --

Kingshield Corporation         25,000        25,000            --            --

Kodiak Metals LLC             100,000       100,000            --            --

Mina Korman                    32,000        32,000            --            --

Jeff Leder                      5,000         5,000            --            --

Roland Lupka                   55,000        55,000            --            --

Howard Malach                 100,000       100,000            --            --

Alka Malhotra                  10,000        10,000            --            --

Maple Grove Inc.               50,000        50,000            --            --

Don McKinnon                   43,000        43,000            --            --

Lyle McLennan                  10,000        10,000            --            --

Nickolas Mostowy               10,000        10,000            --            --

NBCN Inc. in Trust for
  Hampton Securities Limited  200,000       200,000            --            --

Gideon Joe Ng                  50,000        50,000            --            --

Thomas Obradovich              50,000        50,000            --            --

Steven Palmer                 200,000       200,000            --            --

Duane Parnham                 100,000       100,000            --            --

                                                         Share       Percentage
                                         Shares to be   Ownership     Ownership
                                Shares   Sold in this    After         After
Name                            Owned      Offering     Offering      Offering
----                            -----    ------------   ----------   -----------

Leib Pillersdorf               50,000        50,000            --            --

S.Pillersdorf                  50,000        50,000            --            --

Lorranine Podolsky             25,000        25,000            --            --

Yuval Popper                   25,000        25,000            --            --

Onofrio Rago                   30,000        30,000            --            --

Roy Ruppert                   100,000       100,000            --            --

Ian Savage                     25,000        25,000            --            --

Alexander Roy Teeft            10,000        10,000            --            --

Yishmy Waxman                  25,000        25,000            --            --

Kenneth M. West                20,000        20,000            --            --

Dr. Sheldon Wise               75,000        75,000            --            --

Talya Wise                    15,000         15,000            --            --

2045580 Ontario Limited        25,000        25,000            --            --

1451085 Ontario Ltd.           25,000        25,000            --            --
                           -----------
                            2,536,170 (1)

A.J. Voth Professional
  Corporation                   5,000         5,000            --            --

Ascent Relative Value Fund Ltd. 3,500       3,500              --            --

ATC Trustees (Cayman) Ltd.      5,000         5,000            --            --

ATC Trustees (Cayman) Ltd.      5,000         5,000            --            --

Garry Bond                     20,000        20,000            --            --

Bribak Holdings, Inc.          30,000        30,000            --            --

                                                         Share       Percentage
                                         Shares to be   Ownership     Ownership
                                Shares   Sold in this    After         After
Name                            Owned      Offering     Offering      Offering
----                            -----    ------------   ----------   -----------

Carmeo International Ltd.       5,000         5,000            --            --

Brenda Chisholm               150,000       150,000            --            --

Christopher Clark              20,000        20,000            --            --

EAM, Inc.                     100,000       100,000            --            --

Tom English                    25,000        25,000            --            --

Epic Capital Offshore Inc.     37,300        37,300            --            --

Epic Limited Partnership      259,200       259,200            --            --

Hana Feix and Martin Feix       5,000         5,000            --            --

Louis Goluboff                 25,000        25,000            --            --

Raymond Jankelow                2,000         2,000            --            --

JMM Trading                    50,000        50,000            --            --

K4 Consulting GMBH             33,000        33,000            --            --

Eckard Kirsch                  66,000        66,000            --            --

Kodiak Metals                 600,000       600,000            --            --

John Kuhn                       2,500         2,500            --            --

Brenda Lewis                   13,000        13,000            --            --

Lindsay Sports Therapy, Inc.   25,000        25,000            --            --

Glenna Loggie                  10,000        10,000            --            --

Jennifer MacKenzie            100,000       100,000            --            --

Howard Malach                  44,500        44,500            --            --

Master Plan Investments        45,000        45,000            --            --

                                                         Share       Percentage
                                         Shares to be   Ownership     Ownership
                                Shares   Sold in this    After         After
Name                            Owned      Offering     Offering      Offering
----                            -----    ------------   ----------   -----------

Peter Mathias                   5,000         5,000            --            --

MTC Growth Fund I - Inc.      100,000       100,000            --            --

Vincent Mulhall                 2,000         2,000            --            --

Frank & Royanne Naccarato       1,800         1,800            --            --

Northern Rivers Capital        16,100        16,100            --            --
 Mgnt, Inc. on behalf of
 Horizons Northern
 Rivers Fund L.P.

Northern Rivers Capital       187,300       187,300            --            --
 Mgnt, Inc. on behalf of
 Northern Rivers
 Innovation Fund L.P.

Northern Rivers Capital        19,600        19,600            --            --
 Mgnt, Inc. on behalf of
 Northern Rivers
 Innovation RSP

Duane Parnham                  50,000        50,000            --            --

Elaine Peritz                   5,000         5,000            --            --

Alan Peters                     5,000         5,000            --            --

Rolesco Limited                11,500        11,500            --            --

Alan Shiner and Faye Shiner     2,000         2,000            --            --

Hartmut Thome and              22,000        22,000            --            --
   Monika Thome

Robert Waxman                  11,500        11,500            --            --

Dennis Zuliani                  4,200         4,200            --            --

554485 Alberta, Inc.           10,000        10,000            --            --

                                                         Share       Percentage
                                         Shares to be   Ownership     Ownership
                                Shares   Sold in this    After         After
Name                            Owned      Offering     Offering      Offering
----                            -----    ------------   ----------   -----------

Salman Partners Inc.          106,950       106,950 (2)        --            --

(1) Shareholders listed above this number purchased their shares from SDI at a price of $1.00 per share. Shareholders listed below this number, with the exception of Salman Partners, purchased their shares from SDI at a price of $2.25 per share.

(2) Represents shares beneficially owned by Salman Partners and issuable upon the exercise of warrants.

      With the exception of Dr. Tally Bodenstein and Alka Malhotra no other selling shareholder has, or had, any material relationship with SDI, or SDI' officers or directors. Dr. Bodenstein is the wife of Sheldon Kales and Alka Malhotra is the wife of Rakesh Malhotra.

      Lyle McLennan is a registered representative with Blackmount Capital, a Canadian brokerage firm. To SDI' knowledge, no other selling shareholder is affiliated with a securities broker.

      The controlling person of each selling shareholder, which is not an individual, is shown below:

      Selling Shareholder                 Controlling Person
      -------------------                 ------------------

      Danika Associates Limited           Maurice Kagan
      Kingshield Corporation              Glen A. Milne
      Kodiak Metals LLC                   Peter Rebmann and David Jackson
      Maple Grove Inc.                    Dr. Mark Lindsay
      NBCN Inc.                           Marcel Cernik     (portfolio manager)
      2045580 Ontario Limited             Paul Bonder
      1451085 Ontario Ltd.                Peter Courteau
      A.J. Voth Professional Corporation  Marcel Cernik
      Ascent Relative Value Fund Ltd.     David Fawcett and Jason Meiers
      ATC Trustees (Cayman) Ltd.          Marcel Cernik
      Bribak Holdings, Inc.               Brian Baker
      Carmen International Ltd.           William Messer
      EAM, Inc.                           Gregory Galanis
      Epic Capital Offshore Inc.          David Fawcett and Jason Meiers
      Epic Limited Partnership            David Fawcett and Jason Meiers
      JMM Trading                         Glenn Hunt
      K4 Consulting GMBH                  Dieter Kirsch
      Lindsay Sports Therapy, Inc.        Mark Lindsay

      Master Plan Investments             Simeon Brandes
      MTC Growth Fund I - Inc.            Andrew Martyn
      Northern Rivers Capital Mgnt, Inc.  Hugh Cleland
      Rolesco Limited                     Clifford Waxman
      554485 Alberta, Inc.                Dan Van Leeuwen
      Salman Partners                     Terry Salman

Manner of Sale.

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither SDI nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no NASD member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, SDI will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. SDI will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

      SDI has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. SDI has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". SDI has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

      SDI is authorized to issue 50,000,000 shares of common stock. As of May 10, 2007 SDI had 14,280,050 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of SDI's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by SDI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered by this prospectus will be, upon issuance, fully paid and non-assessable.

Preferred Stock
---------------

      SDI is authorized to issue 5,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by SDI's Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. SDI's directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of SDI's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by SDI's management. As of the date of this prospectus SDI had not issued any shares of preferred stock.

Transfer Agent
--------------

      Transhare Corporation, 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111. Telephone 303-662-1112, Fax 303-662-1113.

                                LEGAL PROCEEDINGS

      SDI is not involved in any legal proceedings and SDI does not know of any legal proceedings which are threatened or contemplated.

                                     EXPERTS

         Our financial statements for the fiscal year ended November 30, 2006, the nine month period from inception to November 30, 2005 and the period from inception to November 30, 2006, have been included in this prospectus in reliance on the report of Schwartz Levitsky Feldman, LLP, Chartered Accountants, an independent registered certified public accounting firm, given on their authority as experts in accounting and auditing.

                                 INDEMNIFICATION

      The Delaware General Corporation law authorizes indemnification of a director, officer, employee or agent of SDI against expenses incurred in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of SDI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling SDI pursuant to the foregoing provisions, SDI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      SDI has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                      SECURITY DEVICES INTERNATIONAL, INC.
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS

                    PERIODS ENDED NOVEMBER 30, 2006 AND 2005
      Together with Report of Independent Registered Public Accounting Firm
                        (Amounts expressed in US Dollars)

                      SECURITY DEVICES INTERNATIONAL, INC.
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS
                    PERIODS ENDED NOVEMBER 30, 2006 AND 2005
                        (Amounts expressed in US Dollars)


                                TABLE OF CONTENTS
                                                                        Page No

     Report of Independent Registered Public Accounting Firm                  1

     Balance Sheets as at November 30, 2006 and November 30, 2005             2

     Statement of Operations for the year ended November 30, 2006
     and nine months (since inception) ended November 30, 2005                3

     Statement of Cash Flows for the year ended November 30, 2006 and
     nine months (since inception) ended November 30, 2005                    4

     Statement of Stockholders' Equity for the year ended November
     30, 2006 and for the nine months (since inception) ended
     November 30, 2005                                                        5

     Notes to Financial Statements                                         6-22

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     To the Board of Directors and Stockholders of Security Devices International, Inc.
     (A Development Stage Enterprise)


     We have audited the accompanying balance sheets of Security Devices International, Inc. (incorporated in Delaware, United States of America) as at November 30, 2006 and 2005 and the related statements of operations, cash flows and stockholders' deficiency for the year ended November 30, 2006, the nine month period from inception to November 30, 2005 and the period from inception to November 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Security Devices International, Inc. as of November 30, 2006 and 2005, and the results of its operations and its cash flows for the year ended November 30, 2006, the nine month period from inception to November 30, 2005 and the period from inception to November 30, 2006 in accordance with generally accepted accounting principles in the United States of America.


                                      "SCHWARTZ LEVITSKY FELDMAN LLP"


     Toronto, Ontario, Canada                         Chartered Accountants
     February 20, 2007                          Licensed Public Accountants

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Balance Sheets
As at November 30, 2006 and 2005
(Amounts expressed in US Dollars)


                                                              2006       2005
                                ASSETS                          $           $

CURRENT
   Cash and cash equivalents                                1,463,833      126
   Prepaid expenses and other (Note 8)                          4,452        -
                                                           ----------- ---------

Total Current Assets                                        1,468,285      126
                                                           ----------- ---------

TOTAL ASSETS                                                1,468,285      126
                                                           ----------- ---------
                                   LIABILITIES


CURRENT LIABILITIES
   Accounts payable and accrued liabilities (Note 4)          104,011   16,076
   Loans from Directors/Shareholders (Note 7)                   4,227    8,029
                                                           ----------- ---------
Total Current Liabilities                                     108,238   24,105

                        STOCKHOLDERS' EQUITY (DEFICIENCY)


Capital Stock (Note 5)                                         11,365    6,923
Additional Paid-In Capital                                  3,198,180  157,797
Deficit Accumulated During the Development Stage           (1,849,498)(188,699)
                                                           ----------- ---------

Total Stockholders' Equity  (Deficiency)                    1,360,047  (23,979)
                                                           ----------- ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                  1,468,285      126
                                                           ----------- ---------


         The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Statements of Operations
Year Ended November 30, 2006 and the Period from Inception (March 1, 2005) to November 30, 2005 (Amounts expressed in US Dollars)

                                           Cumulative
                                         since inception     2006         2005
                                                $              $            $

  EXPENSES:

  Research and Product Development Cost       538,300        458,300     80,000

  General and administration (Note 6)       1,311,198      1,202,499    108,699
                                          ------------   -----------  ----------

  TOTAL OPERATING EXPENSES                  1,849,498      1,660,799    188,699
                                          ------------   -----------  ----------

  LOSS BEFORE INCOME TAXES                 (1,849,498)    (1,660,799)  (188,699)

  Income taxes (Note 9)                             -              -          -
                                          ------------   -----------  ----------

  NET LOSS                                 (1,849,498)    (1,660,799)  (188,699)
                                          ------------   -----------  ----------

  Loss per share - basic and diluted                           (0.19)     (0.03)
                                                         -----------  ----------

  Weighted average common shares outstanding               8,623,258  6,808,409
                                                         -----------  ----------


          The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Statement of Cash Flows
Year Ended November 30, 2006 and Period from Inception (March 1, 2005) to November 30, 2005
(Amounts expressed in US Dollars)

                                           Cumulative
                                         since inception     2006         2005
                                                $              $            $


CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss for the period                   (1,849,498)   (1,660,799)   (188,699)
  Items not requiring an outlay of cash:
    Issue of shares for professional services  74,000         8,750      65,250
    Stock based compensation (included in
    General and Administration Expenses)    1,049,940     1,049,940           -
    Changes in non-cash working capital:
    Accounts payable and accrued liabilities  104,011        87,935      16,076
    Prepaid expenses and other                 (4,452)       (4,452)          -
                                         ------------- ------------- -----------

   NET CASH USED IN OPERATING ACTIVITIES     (625,999)     (518,626)   (107,373)
                                         ------------- ------------- -----------

   CASH FLOWS FROM FINANCING ACTIVITIES
    Loans from directors/shareholders           4,227        (3,802)      8,029
    Proceeds from issuance of common shares   825,105       725,635      99,470
    Exercise of stock options                  95,000        95,000           -
    Stock subscriptions received            1,165,500     1,165,500           -
                                         ------------- ------------- -----------

  NET CASH PROVIDED BY FINANCING
   ACTIVITIES                               2,089,832     1,982,333     107,499
                                         ------------- ------------- -----------

   NET INCREASE IN CASH AND CASH
      EQUIVALENTS FOR THE PERIOD            1,463,833     1,463,707         126
   Cash and cash equivalents, beginning
    of period                                       -           126           -
                                         ------------- ------------- -----------

   CASH AND CASH EQUIVALENTS, END OF        1,463,833     1,463,833         126
     PERIOD                              ============= ============= ===========

   INCOME TAXES PAID                                -             -           -
                                         ============= ============= ===========

   INTEREST PAID                                    -             -           -
                                         ============= ============= ===========


         The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Statement of Stockholders' Equity
Year ended November 30, 2006 and for Period from Inception (March 1, 2005) to November 30, 2005.
(Amounts expressed in US Dollars)



                               Number of   Common    Additional
                                Common     Shares      Paid-in      Deficit
                                Shares     Amount      Capital    Accumulated     Total
                                              $           $             $           $

Balance as of March 1, 2005          -          -           -            -            -

Issuance of Common shares
  for professional services  6,525,000      6,525      58,725            -       65,250
Issuance of common shares
  for cash                     397,880        398      99,072            -       99,470
Net loss for the period              -          -           -     (188,699)    (188,699)
                            -----------  ---------  ----------  -----------  -----------
Balance as of
  November 30, 2005          6,922,880      6,923     157,797     (188,699)     (23,979)

Issuance of common shares
  for cash                     956,000        956      94,644            -       95,600
Issuance of common shares
  for cash                     286,000        286      49,764            -       50,050
Issuance of common shares
  to consultant for services    50,000         50       8,700            -        8,750
Issuance of common shares
  for cash                   2,000,000      2,000     398,000            -      400,000
Exercise of stock options      950,000        950      94,050            -       95,000
Issuance of common shares
  for cash (net of agent
  commission)                  200,000        200     179,785            -      179,985
Stock subscriptions received         -          -   1,165,500            -    1,165,500
Stock based compensation             -          -   1,049,940            -    1,049,940
Net loss for the year                -          -           -   (1,660,799)  (1,660,799)

Balance as of
   November 30, 2006        11,364,880     11,365   3,198,180   (1,849,498)   1,360,047
                            -----------  ---------  ----------  -----------  -----------


         The accompanying notes are an integral part of these financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)


1. BASIS OF PRESENTATION

        The financial statements include the accounts of Security Devices International Inc. (the "Company"). The Company was incorporated under the laws of the state of Delaware on March 1, 2005. The first period of the financial statements commenced March 1, 2005 and ended November 30, 2005.

     2. NATURE OF OPERATIONS

        The Company is currently in the advanced stages of developing LEKTROX, a unique line of wireless electric ammunition for use in military, homeland security, law enforcement, and professional and home security scenarios. LEKTROX has been specially designed for use with standards issue riot guns, M203 grenade launchers and regular 12-guage shotguns. This will allow military, law enforcement agencies etc. to quickly deploy LEKTROX without the need for lengthy, complex training methods or significant functional adjustments to vehicles or personal equipment. Simplicity of use is also a key benefit for the home security market where most users have little or no specialized training. LEKTROX is a 3rd generation electric solution. First generation solutions were electric batons and hand-held stun guns which had a range of arm's length. 2nd generations were the wired electric charge solutions. 3rd generations are the wireless electric bullets. Currently, there is still no 3rd generation wireless electric bullet on the market.

        The Company is in the development stage and has not yet realized revenues from its planned operations. The Company has incurred a loss of $ 1,660,799 during the year ended November 30, 2006. At November 30, 2006, the Company had an accumulated deficit during the development stage of $1,849,498 which includes a non- cash stock based compensation cost of $1,049,940. The Company has funded operations through the issuance of capital stock. During the year ended November 30, 2006 the Company raised $1,982,333 primarily through issue of common stock. (See note 5). Subsequent to the year end the company raised an additional $1,170,670 through issue of common stock. The company has a working capital and shareholders equity of $1,360,047 as at November 30, 2006 and Management's plan is to continue raising additional funds through future equity or debt financing until it achieves profitable operations

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        a) Use of Estimates

           These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption an example being assumptions in valuation of stock options. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

        b) Income Taxes

           The Company accounts for income taxes under the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

           Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current period. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce deferred tax asset to the amount expected to be "more likely than not" realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted. Due to valuation allowance for deferred tax assets, there are no deferred tax benefits or expenses for the years ended November 30, 2006 and 2005.

        c) Revenue Recognition

           The Company's revenue recognition policies are expected to follow common practice in the manufacturing industry.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        d) Loss per Share

           The Company has adopted FAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. There were no common equivalent shares outstanding at November 30, 2006 and 2005 that have been included in dilutive loss per share calculation as the effects would have been anti-dilutive. At November 30, 2006, there were 700,000 options and no warrants outstanding. At November 30, 2005, there were no options or warrants outstanding.

        e) Fair Values

           The carrying amount of the Company's cash, accounts payable and accrued liabilities approximates fair values because of the short term maturity of these instruments.

        f) Research and Product Development

           Research and Product Development costs, other than capital expenditures but including acquired research and product development costs, are charged against income in the period incurred.

        g) Stock-Based Compensation

           In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 123 (Revised
           2004), "Share-Based Payment" (SFAS 123 (R)). SFAS 123 (R) requires companies to recognize compensation cost for employee and non-employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Company adopted the provisions of SFAS 123 (R) on December 1, 2005 using the "modified prospective" application method of adoption which requires the Company to record compensation cost related to unvested stock awards as of November 30, 2005 by recognizing the unamortized grant date fair value of these awards over the remaining service periods of those awards with no change in historical reported earnings. The adoption of this standard did not affect the financial statements for the period ended November 30, 2005, since up to that date, no stock options had been issued to employees nor non-employees. All awards granted to employees and non-employees after November 30, 2005 are valued at fair value in accordance with the provisions of SFAS 123 (R) by using the Black-Scholes option pricing model and recognized on a straight line basis over the service periods of each award.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)


     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

          The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services". Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.

           As of November 30, 2006 there was $Nil of unrecognized expense related to non-vested stock-based compensation arrangements granted. The total stock-based compensation expense relating to employees and non employees for the year ended November 30, 2006 and 2005 was $1,049,940 and $Nil respectively as no options were granted during the year ended November 30, 2005.

        h) Foreign Currency

           The Company maintains its books, records and banking transactions in U.S. dollars which is its functional and reporting currency. As such, no translation adjustment is created.

        i) Comprehensive Income
           The Company has adopted SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income (loss) is not presented in the Company's financial statements since there is no difference between net loss and comprehensive loss in any period presented.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        j) Impairment of Long-lived Assets

           In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

        k) Asset Retirement Obligation

           The Company accounts for asset retirement obligations in accordance with Financial Accounting Standards Board ("FASB") Statement No. 143, "Accounting for Asset Retirement Obligations" ("Statement 143"), which requires that the fair value of an asset retirement obligation be recorded as a liability in the period in which a company incurs the obligation.

        l) Concentration of Credit Risk

           SFAS No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration.

       m)  Cash and Cash Equivalents

           Cash consists of cash and cash equivalents, which are short-term, highly liquid investments with original terms to maturity of 90 days or less.
                                       10

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)


     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

       n)  Intellectual Property with Respect to Pending Patent Applications

           Two patent applications, one for the electrical mechanism and the other for the mechanical mechanism of the LEKTROX, have been filed by the Company with the U.S. Patent Office. Expenditures for patent applications as a result of research activity are not capitalized due to the uncertain value of the benefits that may accrue.

       o)  Recent Accounting Pronouncements

           In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections", which replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion
           No. 28". SFAS No. 154 provides guidance on the accounting for and reporting of changes in accounting principles and error corrections. SFAS No. 154 requires retrospective application to prior period financial statements of voluntary changes in accounting principles and changes required by new accounting standards when the standard does not include specific transition provisions, unless it is impracticable to do so. SFAS No. 154 also requires certain disclosures for restatements due to correction of an error. SFAS
           No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and are required to be adopted by the Company as of December 1, 2006. The impact that the adoption of SFAS No. 154 will have on the Company's results of operations and financial condition will depend on the nature of future accounting changes adopted by the Company and the nature of transitional guidance provided in future accounting pronouncements.

        In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140". This Statement permits fair value of re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)


   3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

        In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets", which amends SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the proposed guidance will have on its financial position and operations.

        In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprises' financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, FIN 48 will have on its financial position and operations.

        In September 2006, the FASB issued SFAS No. 157, "Fair Value Measures" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements, however the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning November 1, 2008. The implementation of SFAS No.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

   3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        157 is not expected to have a material impact on the Company's results of operations and financial condition.

        In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)". This statement requires employers to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multi-employer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

        In September 2006, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 108 (Topic 1N), "Quantifying Misstatements in Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 addresses how the effect of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires SEC registrants (i) to quantify misstatements using a combined approach which considers both the balance sheet and income statement approaches; (ii) to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors; and (iii) to adjust their financial statements if the new combined approach results in a conclusion that an error is material. SAB No. 108 addresses the mechanics of correcting misstatements that include effects from prior years. It indicates that the current year correction of a material error that includes prior year effects may result in the need to correct prior year financial statements even if the misstatement in the prior year or years is considered immaterial. Any prior year financial statements found to be materially misstated in years subsequent to the issuance of SAB No. 108 would be restated in accordance with SFAS No. 154, "Accounting Changes and Error Corrections." Because the combined approach represents a change in practice, the SEC staff will not require registrants that followed an acceptable approach in the past to restate prior years' historical financial statements. Rather, these registrants can report the cumulative effect of adopting the new approach as an

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)


   3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        adjustment to the current year's beginning balance of retained earnings. If the new approach is adopted in a quarter other than the first quarter, financial statements for prior interim periods within the year of adoption may need to be restated. SAB No. 108 is effective for fiscal years ending after November 15, 2006, which for the Company is November 30, 2006. The implementation of SAB No. 108 is not expected to have a material impact on the Company's results of operations and financial condition.

     4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                       2006           2005
                                                       ----           ----
           Accounts payable and accrued liabilities are comprised of the following:

               Trade payables                      $     7,689   $    5,210
               Accrued liabilities                      96,322       10,866
                                                   -----------    ---------
                                                     $ 104,011    $  16,076
                                                     =========    =========

        Accrued liabilities relate primarily to research and development and legal and accounting costs.

     5. CAPITAL STOCK

        a) Authorized

            50,000,000 Common shares, $0.001 par value

          And

            5,000,000 Preferred shares, $0.001 par value

        SDI's Articles of Incorporation authorize its Board of Directors to issue up to 5,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow the directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of SDI's common stock.

        b) Issued

           11,364,880 Common shares (2005: 6,922,880 Common shares)

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

     5. CAPITAL STOCK (cont'd)

        c) Changes to Issued Share Capital

        November 30, 2005

          i) On March 3, 2005, the Company authorized the issuance of 4,800,000 common shares to promoters for services rendered for total consideration of $48,000 and 1,200,000 common shares to consultants for services rendered for a total consideration of $12,000. These shares were measured and recorded at the exchange amount.

          ii) On March 4, 2005, the Company authorized the issuance of 400,000 common shares to promoters for services rendered for total consideration of $4,000 and 125,000 common shares to consultants for services rendered for a total consideration of $1,250. These shares were measured and recorded at the exchange amount.

          iii) On April 15, 2004 the Company authorized the issuance of 397,880 Common shares for cash for a total consideration of $99,470.

        November 30, 2006

          i) On December 31, 2005 the Company authorized the issuance of 486,000 common shares for cash for a total consideration of $48,600.

         ii) On January 31, 2006 the Company authorized the issuance of 470,000 common shares for cash for a total consideration of $ 47,000.

        iii) On March 8, 2006 the Company authorized the issuance of 286,000 common shares for cash @ $0.175 per share for a total consideration of $50,050. On the same day, the Company authorized the issuance of 50,000 shares to a consultant for the services rendered as finder's fees. These services were valued @$0.175 per common share and expensed as consulting fees in the amount of $8,750.

         iv) By means of a prospectus dated May 5, 2006 the Company offered to the public up to 2,000,000 shares of its common stock at a price of $0.20 per share. The Company closed the offering on July 31, 2006 after receiving consideration of $400,000 and issued 2,000,000 common shares in August, 2006.

          v) The company directors exercised 950,000 stock options to purchase 950,000 common shares for a total consideration of $95,000 on November 1, 2006.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

     5. CAPITAL STOCK (cont'd)

         vi) On November 29, 2006 the company authorized the issuance of 200,000 common shares for cash @$1.00 per common share. A commission of $20,015 was paid to the agent and this amount is netted with additional paid in capital. The proceeds received were part of the Private offering effective November 20, 2006.

        vii) As at November 30, 2006 the company received stock subscription for $1,165,500. This was also part of the private offering effective November 20, 2006. The Company closed this private offering on December 12, 2006 when it had completed the sale of 2,536,170 shares of its common stock to a group of private investors.

        d) Purchase Warrants

           During the current year or prior year, no warrants were issued.

     6. STOCK BASED COMPENSATION

        Per SEC Staff Accounting Bulletin 107, Topic 14.F, "Classification of Compensation Expense Associated with Share-Based Payment Arrangements" stock based compensation expense is being presented in the same lines as cash compensation paid.

        Effective October 30, 2006 the Company adopted the following stock option and stock bonus plans.

        Incentive Stock Option Plan. The Company's Incentive Stock Option Plan authorizes the issuance of shares of its Common Stock to persons that exercise options granted pursuant to the Plan. Only employees may be granted options pursuant to the Incentive Stock Option Plan. The option exercise price is determined by its directors but cannot be less than the market price of its common stock on the date the option is granted. The Company has reserved 1,000,000 common shares under this plan. No options have been issued under this plan as at November 30, 2006.

        Non-Qualified Stock Option Plan. SDI's Non-Qualified Stock Option Plan authorizes the issuance of shares of its Common Stock to persons that exercise options granted pursuant to the Plans. SDI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The Company has reserved 2,250,000 common shares under this plan.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

     6. STOCK BASED COMPENSATION (cont'd)

        Stock Bonus Plan. SDI's Stock Bonus Plan allows for the issuance of shares of common stock to its employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The Company has reserved 150,000 common shares under this plan. No options have been issued under this plan as at November 30, 2006.

        On October 31, 2006 the board of directors granted the following options under its Non-Qualified Stock Option Plan:

          1. Options to one director to acquire 650,000 common shares. The exercise price for 550,000 options was set at $0.10 per share and balance 100,000 options were set at $0.25 per share.

          2. Options to one director to acquire 300,000 common shares. The exercise price for 200,000 options was set at $0.10 per share and balance 100,000 options were set at $0.25 per share.

          3. Options to one director to acquire 300,000 common shares. The exercise price for 200,000 options was set at $0.10 per share and balance 100,000 options were set at $0.25 per share.

          4. Options to two consultants to acquire 150,000 common share each for a total of 300,000 shares. The exercise price for 300,000 options was set at $0.50 per share.

        All of the above options vest immediately and have an expiry date of October 29, 2011.

        On November 14, 2006 the board of directors granted the following options under its Non-Qualified Stock Option Plan:

        Options to one consultant to acquire 100,000 common shares. The exercise price for 100,000 options was set at $1.00 per share. These options vest immediately and expire on November 14, 2011.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

     6. STOCK BASED COMPENSATION (cont'd)

          The fair value of each grant was estimated at the grant date using the Black-Scholes option-pricing model. The Black-Scholes option pricing model requires the use of certain assumptions, including expected terms, expected volatility, expected dividends and risk-free interest rate to calculate the fair value of stock-based payment awards. The assumptions used in calculating the fair value of stock option awards involve inherent uncertainties and the application of management judgment. As the Company is relatively new and had limited data for historic volatility, the estimated volatility was determined by comparing the volatility of similar Companies within the industry sector. The expected term calculation is based upon the expected term the option is to be held, which is the full term of the option. The risk-free interest rate is based upon the U.S. Treasury yield in effect at the time of grant for an instrument with a maturity that is commensurate with the expected term of the stock options. The dividend yield of zero is based on the fact that we have never paid cash dividends on our common stock and we have no present intention to pay cash dividends. The expected forfeiture rate of 0% is based on immediate vesting of stock options.

        For the year ended November 30, 2006, the Company has recognized in the financial statements, stock-based compensation costs as per the following details. The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                      Options        Options
                                                      granted        granted
                                                    October 31,    November 14,
                                                       2006            2006

           Risk free rate                              3.50%           3.50%
           Volatility factor                            100%            100%
           Expected dividends                             0%              0%
           Forteiture rate                                0%              0%
           Expected life                            5 years         5 years
           Range of exercise prices              $0.10-0.50           $1.00

           Market price of Company's common
             stock on date of grant                   $0.65           $1.90
           Total number of options granted        1,550,000         100,000
           Grant date fair value of options           %0.58           $1.58

           Stock-based compensation cost
              expensed for year ended
              November 30, 2006                    $892,214        $157,726
           Unexpended stock-based compensation
              deferred over to next year                nil             nil

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

     6. STOCK BASED COMPENSATION (cont'd)

           The following table summarizes the options outstanding under its Non-Qualified Stock Option Plan as at Nov 30:

                                         Option price        Number of shares
                  Expiry date              per share        2006         2005
                  -----------            ------------       ----         ----

                  October 29, 2011         $0.25           300,000          -
                  October 29, 2011         $0.50           300,000          -
                  November 14, 2011        $1.00           100,000          -
                                                         ----------   ---------
                                                           700,000          -
                                                         ----------   ---------
                  Weighted average exercise
                      price at end of year                   $0.46          -
                                                         ----------   ---------

                                                      Number of shares
                                                   2006               2005
                                                   ----               ----

            Outstanding, beginning of year               -                -
            Granted                              1,650,000                -
            Expired                                      -                -
            Exercised                             (950,000)               -
            Cancelled                                    -                -
            Outstanding, end of year               700,000                -
                                               -----------  ---------------
            Exercisable, end of year               700,000                -
                                               -----------  ---------------

            At November 30, 2006, the weighted average contractual term of the total outstanding, and the total exercisable options under the Non-Qualified Stock Option Plan were as follows:

                                                         Weighted-Average
                                                      Remaining Contractual Term

            Total outstanding options                         4.9 years
            Total exercisable options                         4.9 years

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

     7. RELATED PARTY TRANSACTIONS

           During the years ended November 30, 2006 and 2005, no director was paid any compensation in cash. All out of pocket expenses of directors/promoters were expensed. During the year ended November 30, 2006, (Prior year `Nil') the Directors were issued Stock Options (Refer to note 6).

        a) Options to one director to acquire 650,000 common shares. The exercise price for 550,000 options was set at $0.10 per share and balance 100,000 options were set at $0.25 per share. The Company recognized stock based compensation expense of $386,302. The director exercised the options to acquire 550,000 common shares at $0.10 per share.

        b) Options to one director to acquire 300,000 common shares. The exercise price for 200,000 options was set at $0.10 per share and balance 100,000 options were set at $0.25 per share. The Company recognized stock based compensation expense of $176,028. The director exercised the option to acquire 200,000 common shares at $0.10 per share.

        c) Options to one director to acquire 300,000 common shares. The exercise price for 200,000 options was set at $0.10 per share and balance 100,000 options were set at $0.25 per share. The Company recognized stock based compensation expense of $176,028. The director exercised the option to acquire 200,000 common shares at $0.10 per share.

        During the year ended November 30, 2005, the directors were issued3,640,000shares in lieu of services rendered, which were measured and recorded at the exchange amount.

        The Directors also made advances to the Company to meet the operating expenses. These advances of $4,227 (2005 $8,029) are unsecured and bear interest at 4% p.a. Further, a Company Director has charged the Company a total amount of $2,250 (2005: $2,250) for providing office space during the year.

        A company controlled by a 13.7% (as of November 30, 2006) shareholder, who is also the son of a director was paid $106,100 from inception to January 31, 2007 ($90,100 to November 30, 2006) for research and development (see note 10(c))

     8. PREPAID EXPENSES AND OTHER

        Includes prepayments made to a consulting group for providing real-time market data, news and innovative tools (2005: $ nil).

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

     9. INCOME TAXES

        The Company has certain non-capital losses of approximately $799,558 (2005: $188,699) available, which can be applied against future taxable income and which expires in 2025 and 2026. These losses have not been assessed by the tax authorities.

        Reconciliation of statutory tax rate to the effective income tax rate is as follows:

        Federal statutory income tax rate                          (34.0) %
        State income taxes, net of tax benefit                      (3.5) %
                                                                   --------
        Deferred tax asset valuation allowance                     (37.5) %
                                                                   --------
        Effective rate                                              (0.0) %

        Deferred tax asset components as of November 30, 2006 and 2005 are as follows:

                                                            2006      2005
           Operating losses available to offset future
               income-taxes                              $799,558    $188,699
                                                         --------    --------

           Expected Income tax recovery at statutory
               rate of 37.5%                            ($299,834)   ($70,762)
           Valuation Allowance                           $299,834     $70,762
                                                         --------     -------
           Net deferred tax assets                              -           -
                                                         --------     -------

        As the company is in the development stage, it has provided a 100 per cent valuation allowance on the net deferred tax asset as of November 30, 2006 and 2005.

    10. SUBSEQUENT EVENTS

        a) Unregistered Sales of Equity Securities.

           On December 12, 2006 the Company completed the sale of 2,536,170 shares of its common stock to a group of private investors. The shares were sold in the private offering at a price of $1.00 per share and are restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission.

           The Company paid a commission of $20,015 in connection with the sale of these shares. The Company received cash of $ 1,365,500 during the year ended November 30, 2006 and the balance of $1,170,670 was received subsequent to the year end. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 for the sale of these shares.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Notes to Financial Statements
November 30, 2006 and 2005
(Amounts expressed in US Dollars)

    10. SUBSEQUENT EVENTS-Cont'd

        b) Effective January 7, 2007 the company appointed a CFO and granted stock options to acquire 125,000 common shares. The exercise price for the options was set at $1.50 per share. These options vest immediately and expire on November 14, 2011. The stock -based compensation cost of $204,986 will be expensed in the next quarter ending February 28, 2007.

           The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

               Risk free rate                        3.50%
               Volatility factor                   122.84%
               Expected dividends                    nil

        c) The Company has entered into an amended agreement in February 2007 with a director regarding development of its "Electrical Shocker" ("ES") technology. Pursuant to the original agreement executed in November 2006, the director was paid a total of $38,000, which included $22,000 during the last quarter of 2006 and an additional $16,000 in January 2007. The director in return has released the Company from a prior obligation to pay royalty from the sale of any product developed using this technology. The Company has expensed this payment of $22,000 as Research and Product Development cost during 2006 and will expense the balance $16,000 to Research and Product Development during the first quarter of 2007. In addition, the director was paid $62,000 on February 6th 2007 upon signing the amended agreement. The Company will expense this payment of $62,000 to Research and Product Development in the first quarter of 2007. Should the development of a working industrial prototype of the ES technology be completed to the satisfaction of the Company on or before March 10, 2007, then the son of the director can retain ownership of the 1,560,000 shares issued during March 2005 and valued at $15,600 for services rendered ("subject shares") which represent 13.7% of the common shares of the Company as of November 30, 2006. Should the development of a working industrial prototype of the ES technology not be completed to the satisfaction of the Company on or before March 10, 2007, then the subject shares will be cancelled by the Company and the director will be paid $50,000 on March 10, 2007. The Company took possession of the subject shares certificate upon execution of the agreement. In the event of cancellation of these shares, the Company will account for this transaction under the constructive retirement method. The cancelled shares will revert to authorized but unissued status. The stock and additional paid-in-capital amounts will be reduced with a total of $15,600 and a debit of $34,400 to retained earnings, being the excess of the purchase cost over the original issuance.

                      SECURITY DEVICES INTERNATIONAL, INC.
                        (A Development Stage Enterprise)
                          INTERIM FINANCIAL STATEMENTS
                                  MAY 31, 2007
                        (Amounts expressed in US Dollars)
                                   (Unaudited)

                      SECURITY DEVICES INTERNATIONAL, INC.
                        (A Development Stage Enterprise)
                          INTERIM FINANCIAL STATEMENTS
                                  MAY 31, 2007
                        (Amounts expressed in US Dollars)
                                   (Unaudited)


                                TABLE OF CONTENTS
                                                                        Page No

     Interim Balance Sheets as at May 31, 2007 and November 30, 2006          1

     Interim Statement of Operations for the six months and three months
     ended May 31, 2007 and May 31, 2006.                                     2

     Interim Statement of Cash Flows for the six months
     ended May 31, 2007 and May 31, 2006.                                     3

     Interim Statements of changes in Stockholders' Equity for the six months ended May 31, 2007 and for the period from inception
     (March 1, 2005) to November 30, 2006                                     4

     Condensed Notes to Interim Financial Statements                        5-9

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Interim Balance Sheets
As at May 31, 2007 and November 30, 2006
(Amounts expressed in US Dollars)
(Unaudited)

                                                          May 31,   November 30,
                                                           2007       2006
                                                             $           $
                                     ASSETS

CURRENT
   Cash and cash equivalents                             6,268,201    1,463,833
   Prepaid expenses and other (Note 9)                     122,625        4,452
                                                      ------------- ------------

Total Current Assets                                     6,390,826    1,468,285
Plant and Equipment, net (Note 4)                            7,620            -
                                                      ------------- ------------

TOTAL ASSETS                                             6,398,446    1,468,285
                                                      ------------- ------------

                                   LIABILITIES
CURRENT LIABILITIES
   Accounts payable and accrued liabilities                156,649      104,011
   Loans from Directors/Shareholders (Note 7)                1,635        4,227
                                                      ------------- ------------

Total Current Liabilities                                  158,284      108,238
                                                      ------------- ------------
                              STOCKHOLDERS' EQUITY

Capital Stock (Note 5)                                      14,330       11,365
Additional Paid-In Capital                               9,943,944    3,198,180
Deficit Accumulated During the Development Stage        (3,718,112)  (1,849,498)
                                                      ------------- ------------

Total Stockholders' Equity                               6,240,162    1,360,047
                                                      ------------- ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               6,398,446    1,468,285
                                                      ------------- ------------



            See condensed notes to the interim financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Interim Statements of Operations
For the six months and three months ended May 31, 2007 and May 31, 2006 (Amounts expressed in US Dollars)
(Unaudited)


                                                     For the      For the      For the        For the
                                      Cumulative    six months   six months  three months   three months
                                        since         ended        ended        ended          ended
                                      Inception       May 31,      May 31,      May 31,       May 31,
                                                       2007         2006         2007           2006
                                                         $            $            $              $
     OPERATING EXPENSES:

Research and Product Development Cost  1,170,877      632,577       90,175      321,991             -
Amortization                                 759          759            -          629             -
General and administration (note 6)    2,609,142    1,297,944       49,335    1,011,401        23,311
                                     ------------ ------------  ----------- ------------    ----------

   TOTAL OPERATING EXPENSES            3,780,778    1,931,280      139,510    1,334,021        23,311
                                     ------------ ------------  ----------- ------------    ----------

   LOSS FROM OPERATIONS               (3,780,778)  (1,931,280)    (139,510)  (1,334,021)      (23,311)

     Other Income-Interest                62,666       62,666            -       41,644             -
                                     ------------ ------------  ----------- ------------    ----------

   LOSS BEFORE INCOME TAXES           (3,718,112)  (1,868,614)    (139,510)  (1,292,377)      (23,311)

     Income taxes                              -            -            -            -             -
                                     ------------ ------------  ----------- ------------    ----------

   NET LOSS                           (3,718,112)  (1,868,614)    (139,510)  (1,292,377)      (23,311)
                                     ------------ ------------  ----------- ------------    ----------

   Loss per share - basic and diluted                   (0.14)       (0.02)       (0.10)        (0.00)


Weighted average common shares outstanding         13,297,757    7,798,166   13,182,555     8,189,315
                                                  ------------  ----------- ------------    ----------





            See condensed notes to the interim financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Interim Statements of Cash Flow
For the six months ended May 31, 2007 and May 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)


                                                             For the       For the
                                               Cumulative   six months    six months
                                                 since        ended         ended
                                               Inception   May 31, 2007  May 31, 2006
                                                   $             $             $
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss for the period                      (3,718,112)   (1,868,614)    (139,510)
 Items not requiring an outlay of cash:
 Issue of shares for professional services       154,000        80,000        8,750
   Stock based compensation                    1,955,224       905,284            -
   Amortization                                      759           759            -
   Loss on cancellation of stock                  34,400        34,400            -
   Changes in non-cash working capital:
    Accounts payable and accrued liabilities     156,649        52,638       (9,676)
   Prepaid expenses and other                   (122,625)     (118,173)           -
                                            ------------- ------------- -------------
 NET CASH USED IN OPERATING ACTIVITIES        (1,539,705)     (913,706)    (140,436)
                                            ------------- ------------- -------------
 CASH FLOWS FROM INVESTING ACTIVITIES

    Acquisition of Plant and Equipment            (8,379)       (8,379)           -
                                            ------------- ------------- -------------

 NET CASH USED IN INVESTING ACTIVITIES            (8,379)       (8,379)           -
                                            ------------- ------------- -------------
 CASH FLOWS FROM FINANCING ACTIVITIES
    Loans/ (Repayments) from
     directors/shareholders                      1,635          (2,592)       4,530
      Net Proceeds from issuance of
       common shares                         7,769,650       5,779,045      145,650
      Cancellation of stock                    (50,000)        (50,000)           -
      Stock subscriptions received                   -               -      100,000
      Exercise of stock options                 95,000               -            -
                                            ------------- ------------- -------------

   NET CASH PROVIDED BY FINANCING ACTIVITIES 7,816,285       5,726,453      250,180
                                            ------------- ------------- -------------
   NET INCREASE IN CASH AND CASH
      EQUIVALENTS FOR THE PERIOD             6,268,201       4,804,368      109,744

      Cash and cash equivalents,
        beginning of period                          -       1,463,833          126
                                            ------------- ------------- -------------

   CASH AND CASH EQUIVALENTS, END OF PERIOD  6,268,201       6,268,201      109,870
                                            ============= ============= =============

   INCOME TAXES PAID                                 -               -            -
                                            ============= ============= =============

   INTEREST PAID                                     -               -            -
                                            ============= ============= =============


           The accompanying condensed notes are an integral part of these interim financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise) Interim Statement of Changes in Stockholders' Equity For the six months ended May 31, 2007 and May 31, 2006
(Amounts expressed in US Dollars)
(Unaudited)


                              Number of   Common  Additional
                               Common     Shares    Paid-in     Deficit
                               Shares     amount    Capital    accumulated    Total
                              ---------  -------- -----------  -----------   -------
                                  $          $         $            $            $

Balance as of March 1, 2005          -          -          -          -            -
Issuance of Common shares
 for professional services   6,525,000      6,525     58,725          -       65,250
Issuance of common shares
 for cash                      397,880        398     99,072                  99,470
Net loss for the period              -          -          -   (188,699)    (188,699)
                           ------------  ---------  --------- ----------  -----------
Balance as of
 November 30, 2005           6,922,880      6,923    157,797   (188,699)     (23,979)

Issuance of common
 shares for cash               956,000        956     94,644          -       95,600

Issuance of common shares
 for cash                      286,000        286     49,764          -       50,050
Issuance of common shares
 to consultant for services     50,000         50      8,700          -        8,750
Issuance of common shares
 for cash                    2,000,000      2,000    398,000          -      400,000
Exercise of stock options      950,000        950     94,050          -       95,000
Issuance of common shares
 for cash (net of agent
 commission)                   200,000        200    179,785          -      179,985
Stock subscriptions received                       1,165,500          -    1,165,500
Stock based compensation             -          -  1,049,940          -    1,049,940
Net loss for the year                -          -          - (1,660,799)  (1,660,799)
                           ------------  ---------  --------- ----------  -----------
Balance as of
 November 30, 2006          11,364,880     11,365  3,198,180 (1,849,498)   1,360,047

Issuance of common shares
 for stock subscriptions
 received in prior year      1,165,500      1,165     (1,165)         -            -

Issuance of common
 shares or cash              1,170,670      1,171  1,169,499               1,170,670
Stock based compensation                             204,986                 204,986
Issuance of common shares
  for cash and services         50,000         50    154,950                 155,000
Stock based compensation                             700,298                 700,298
Issuance of common
 shares for cash (net of
 expenses)                   2,139,000      2,139  4,531,236              4,533,375
Cancellation of stock       (1,560,000)    (1,560)   (14,040)               (15,600)

Net loss for the six month
  period ended May 31, 2007          -          -          - (1,868,614) (1,868,614)
                           ------------  ---------  --------- ---------- -----------
Balance as of  May 31, 2007 14,330,050     14,330  9,943,944 (3,718,112)  6,240,162
                           ------------  ---------  --------- ---------- -----------


The accompanying condensed notes are an integral part of these interim financial statements.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Condensed Notes to Interim Financial Statements
May 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)


1.    BASIS OF PRESENTATION

        The accompanying unaudited consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the year ended November 30, 2007. Interim financial statements should be read in conjunction with the company's annual audited financial statements for the year ended November 30, 2006.

        The Company was incorporated under the laws of the state of Delaware on March 1, 2005. The interim financial statements include the accounts of Security Devices International Inc. (the "Company").

     2. NATURE OF OPERATIONS

         The Company is currently in the advanced stages of developing LEKTROX, a unique line of wireless electric ammunition for use in military, homeland security, law enforcement, and professional and home security scenarios. LEKTROX has been specially designed for use with standards issue riot guns, M203 grenade launchers and regular 12-guage shotguns. This will allow military, law enforcement agencies etc. to quickly deploy LEKTROX without the need for lengthy, complex training methods or significant functional adjustments to vehicles or personal equipment. Simplicity of use is also a key benefit for the home security market where most users have little or no specialized training. LEKTROX is a 3rd generation electric solution. First generation solutions were electric batons and hand-held stun guns which had a range of arm's length. 2nd generations were the wired electric charge solutions. 3rd generations are the wireless electric bullets. Currently, there is still no 3rd generation wireless electric bullet on the market.

        The Company is in the development stage and has not yet realized revenues from its planned operations. The Company has incurred a loss of $ 1,868,614 during the six month period ended May 31, 2007. At May 31, 2007, the Company had an accumulated deficit during the development stage of $3,718,112 which includes a non- cash stock based compensation cost of $1,955,224. The Company has funded operations through the issuance of capital stock. During the year ended November 30, 2006 the Company raised $1,982,333 primarily through issue of common stock. (See note 5). During the quarter ended February 28, 2007, the company raised $1,170,670 through issue of

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Condensed Notes to Interim Financial Statements
May 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)


     2. NATURE OF OPERATIONS (cont'd)

        common stock. During the quarter ended May 31, 2007, the Company raised an additional $4,608,375 (net of expenses of $279,375) through the issue of Common stock. The company has a working capital of $ 6,232,542 and shareholders' equity of $6,240,162 as at May 31, 2007. Management's plan is to continue raising additional funds through future equity or debt financing until it achieves profitable operations.

    3.  RESEARCH AND PRODUCT DEVELOPMENT

        Research and Product Development costs, other than capital expenditures but including acquired research and product development costs, are charged against income in the period incurred.

     4. PLANT AND EQUIPMENT, NET

        Plant and equipment are recorded at cost less accumulated depreciation. Depreciation is provided commencing in the month following acquisition using the following annual rate and method:

                        Computer equipment       30%   declining balance method



                                          May 31, 2007       November 30,2006
                                           Accumulated              Accumulated
                                Cost      Depreciation       Cost  Depreciation
                                 $              $              $         $
                               -------------------------------------------------

    Computer equipment          8,379           759             -         -
                               -------       ---------      ------    ------
                                8,379           759             -         -
                               -------       ---------      ------    ------

    Net carrying amount                $7,620                     $Nil
                                       ------                     ----

     5.  ISSUANCE OF CAPITAL STOCK

              Year ended November 30, 2006

          i) On December 31, 2005 the Company authorized the issuance of 486,000 common shares for cash for a total consideration of $48,600.

          ii) On January 31, 2006 the Company authorized the issuance of 470,000 common shares for cash for a total consideration of $ 47,000.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Condensed Notes to Interim Financial Statements
May 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

       5.   ISSUANCE OF CAPITAL STOCK (cont'd)

              Year ended November 30, 2006 (cont'd)

          iii) On March 8, 2006 the Company authorized the issuance of 286,000 common shares for cash @ $0.175 per share for a total consideration of $50,050. On the same day, the Company authorized the issuance of 50,000 shares to a consultant for the services rendered as finder's fees. These services were valued @$0.175 per common share and expensed as consulting fees in the amount of $8,750.

          iv) By means of a prospectus dated May 5, 2006 the Company offered to the public up to 2,000,000 shares of its common stock at a price of $0.20 per share. The Company closed the offering on July 31, 2006 after receiving consideration of $400,000 and issued 2,000,000 common shares in August, 2006.

          v) The company directors exercised 950,000 stock options to purchase 950,000 common shares for a total consideration of $95,000 on November 1, 2006.

          vi) On November 29, 2006 the company authorized the issuance of 200,000 common shares for cash @$1.00 per common share. A commission of $20,015 was paid to the agent and this amount is netted with additional paid in capital. The proceeds received were part of the Private offering effective November 20, 2006.

          vii) As at November 30, 2006 the company received stock subscription for $1,165,500. This was also part of the private offering effective November 20, 2006. The Company closed this private offering on December 12, 2006 when it had completed the sale of 2,536,170 shares of its common stock to a group of private investors.

        Six months ended May 31, 2007
        -----------------------------

        On December 12, 2006 the Company completed the sale of 2,536,170 shares of its common stock to a group of private investors. The shares were sold in the private offering at a price of $1.00 per share and are restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Condensed Notes to Interim Financial Statements
May 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)


      5.    ISSUANCE OF CAPITAL STOCK (cont'd)

        Six months ended May 31, 2007 (cont'd)
        --------------------------------------

        The Company had already issued 200,000 common shares on November 29, 2006 and it issued the balance 2,336,170 shares on December 12, 2006. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 for the sale of these shares.

        On March 12, 2007, the Company authorized the issuance of 50,000 common shares at $1.50 per share for a total cash consideration of $75,000 to a consultant who rendered investor relation services to the Company during the quarter ended May 31, 2007.

        The market price of the total stock on the date of issuance was $155,000. The difference of $80,000 between the market price of the total stock ($155,000) and the issued price ($75,000) represents the estimated fair value of the consultant's services. The par value of the shares in the amount of $50 was credited to share capital and the balance of $154,950 credited to additional paid-in capital and shown as issuance of common shares for cash and services in interim statement of changes in stockholder's equity.

        The Company had entered into an amended agreement in February 2007, with a director regarding development of its "Electrical Shocker" ("ES") technology. Pursuant to the original agreement executed in November 2006, the director was paid a total of $38,000 which included $22,000 during the last quarter of 2006 and an additional $16,000 in January 2007. The Company has expensed this payment of $22,000 as Research and Product Development cost during 2006 and also expensed the balance $16,000 to Research and Product Development cost in the first quarter of 2007. In addition, the director was paid $62,000 in February, 2007 upon signing the amended agreement. The Company expensed this payment of $62,000 to Research and Product Development in the first quarter of 2007. The director in return had released the Company from a prior obligation to pay royalty from the sale of any product developed using this technology. In the absence of acceptance of the ES technology by the Company, the Company cancelled 1,560,000 shares and the director was paid $50,000 on March 12, 2007 in accordance with the amended agreement. The Company accounted for this transaction under the constructive retirement method in the second quarter of 2007. The cancelled shares reverted to authorized but unissued status. The stock and additional paid-in-capital amounts were reduced with a total of $15,600 and a debit of $34,400 to retained earnings, being the excess of purchase cost over the original issuance.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Condensed Notes to Interim Financial Statements
May 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

      5.    ISSUANCE OF CAPITAL STOCK (cont'd)

        Six months ended May 31, 2007 (cont'd)
        --------------------------------------

        On April 25, 2007 the Company sold 1,998,500 shares of its common stock to a group of private investors. As part of this same financing the Company sold an additional 140,500 shares to private investors on May 4, 2007. The shares were sold at a price of $2.25 per share and are restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission. In connection with the sale of these 2,139,000 shares, the Company paid a commission of $240,638 to the sales agent for the offering and incurred legal and other expenditure of $38,737.

        The sales agent also received warrants which allows them to purchase 106,950 shares of the Company's Common stock at a price of $2.81 per share. The warrants expire in 2009.

        The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares sold to the investors, as well as the shares issuable upon the exercise of the warrants issued to the sales agent, and have it declared effective by September 21, 2007.

        If the registration statement is not filed and declared effective by this date, the Company will issue to the investors, as a group, 85,560 common shares plus16,043 additional common shares for each month the registration statement remains unfilled or not effective.

        The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 for the sale of these securities.

     6.  STOCK BASED COMPENSATION

        Per SEC Staff Accounting Bulletin 107, Topic 14.F, "Classification of Compensation Expense Associated with Share-Based Payment Arrangements" stock based compensation expense is being presented in the same lines as cash compensation paid. As such, stock based compensation is no longer presented separately.

        Effective January 7, 2007 the company appointed a CFO and granted stock options to acquire 125,000 common shares under its Non-Qualified Stock Option Plan. The exercise price for the options was set at $1.50 per share. These options vest immediately and expire on January 17, 2012. The stock based compensation cost of $204,986 has been expensed to legal and accounting.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Condensed Notes to Interim Financial Statements
May 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

     6.  STOCK BASED COMPENSATION (cont'd)

        Effective April 23, 2007, the board of directors granted the following options under its Non-Qualified Stock Option Plan:

          1. Options to two consultants to acquire 150,000 common share each for a total of 300,000 shares. The exercise price for 300,000 options was set at $2.75 per share. These options vest immediately and expire on April 23, 2012. Stock based compensation cost of $622,074 has been expensed to general and administration expense.

          2. Options to two consultants to acquire 20,000 common share each for a total of 40,000 shares. The exercise price for 40,000 options was set at $3.60 per share. These options vest
               immediately   and  expire  on  January  29,  2012.   Stock  based
               compensation cost of $78,224 has been expensed to general and administration expense.

        The fair value of each grant was estimated at the grant date using the Black-Scholes option-pricing model. The Black-Scholes option pricing model requires the use of certain assumptions, including expected terms, expected volatility, expected dividends and risk-free interest rate to calculate the fair value of stock-based payment awards. The assumptions used in calculating the fair value of stock option awards involve inherent uncertainties and the application of management judgment. The estimated volatility used is the historic volatility. The expected term calculation is based upon the expected term the option is to be held, which is the full term of the option. The risk-free interest rate is based upon the U.S. Treasury yield in effect at the time of grant for an instrument with a maturity that is commensurate with the expected term of the stock options. The dividend yield of zero is based on the fact that we have never paid cash dividends on our common stock and we have no present intention to pay cash dividends. The expected forfeiture rate of 0% is based on immediate vesting of stock options.

        For the six month period ended May 31, 2007, the Company has recognized in the financial statements, stock-based compensation costs as per the following details. The fair value of each option used for the purpose of estimating the stock compensation is based on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Condensed Notes to Interim Financial Statements
May 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

     6.  STOCK BASED COMPENSATION (cont'd)

                                                     Options         Options
                                                     granted         granted
                                                 April 23, 2007  January 7, 2007
                                                 --------------  ---------------

           Risk free rate                              4.25%           3.50%
           Volatility factor                         106.04%         122.84%
           Expected dividends                           nil             nil
           Forfeiture rate                                0%              0%
           Expected life                            5 years         5 years
           Range of exercise prices              $2.75-3.60           $1.50

           Market price of Company's common
              stock on date of grant                  $2.65           $1.90
           Grant date fair value of options           $2.06           $1.64

           Total number of options granted          340,000         125,000
           Stock-based compensation cost
            expensed for six month period
            ended May 31, 2007                     $700,298        $204,986
           Unexpended stock-based compensation
              deferred over to next period              nil             nil

   7.   RELATED PARTY TRANSACTIONS

         a) During the six month period ended May 31, 2007, all out of pocket expenses of directors/promoters were expensed. The Directors maintain a current account with the Company to meet the operating expenses. As of May 31, 2007, there was a payable of $1,635 to the directors. This balance is unsecured and bears interest at 4% p.a.

   8.   COMMITMENTS

        In March 2007, the Company entered into an Investor Relation Service Agreement for a period of twelve months commencing the first of April 2007. The consultant will represent the Company in European countries for disseminating investor relation information and creating awareness in the European financial community. The Company agreed to pay the consultant a total of $205,000 for the services to be provided over the twelve month period and payment of $100,000 in advance. The Company expensed $34,167 during this quarter and an amount of $65,833 is included in prepaid expenses and other.

        In May 2007, the company entered into a consulting agreement with a consultant who will provide financial public relation services through its sub-contractors and shall monitor, supervise and maintain communications with the subcontractors. The agreement was a period of three months requiring the Company to pay the total fee of $36,000 in advance. The Company expensed $12,000 during this quarter and an amount of $24,000 is included in prepaid expenses and others.

SECURITY DEVICES INTERNATIONAL, INC.
(A Development Stage Enterprise)
Condensed Notes to Interim Financial Statements
May 31, 2007
(Amounts expressed in US Dollars)
(Unaudited)

     6.  COMMITMENTS (cont'd)

        In May 2007 the Company entered into a consulting agreement with a consultant for business development and active marketing of the Company's technology and products. The initial time frame of the agreement is from May to November 2007, with a planned extension, at the mutual agreement of both parties. Compensation to the consultant for the services is $5,000 monthly in advance.

   9.   PREPAID EXPENSES AND OTHER

        In addition to prepayments for Investor relation services for $ 65,833 and consulting services for $24,000 (note 8) prepaid expenses also includes prepayments made for directors' and officers insurance for $28,000.

   10.  SUBSEQUENT EVENTS

        On July 11, 2007 the Company authorized the issuance of warrants to two directors. These warrants allow one director to purchase 250,000 shares at a price of $0.50 per share and the other director to purchase 50,000 shares at price of $0.50 per share. The warrants expire May 31, 2017.

                               TABLE OF CONTENTS
                                                                         Page
                                                                         ----
PROSPECTUS SUMMARY ............................................
RISK FACTORS ..................................................
DILUTION AND COMPARATIVE SHARE DATA............................
USE OF PROCEEDS ...............................................
MARKET FOR SECURITY DEVICES' COMMON STOCK .....................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ....................................
BUSINESS.......................................................
MANAGEMENT ....................................................
PRINCIPAL SHAREHOLDERS.........................................
SELLING SHAREHOLDERS...........................................
DESCRIPTION OF SECURITIES......................................
LEGAL PROCEEDINGS..............................................
EXPERTS........................................................
INDEMNIFICATION ...............................................
AVAILABLE INFORMATION..........................................
FINANCIAL STATEMENTS...........................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Security Devices. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

                                     PART II
                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors The Delaware General Corporation law provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered. Although no expenses will be charged to the selling stockholders, it is estimated that the cost of registering the shares to be offered by the selling shareholders will be $2,000, which is included as part of the total costs of the offering shown below.

         SEC Filing Fee                                     $     1,715
         Blue Sky Fees and Expenses                               1,000
         Printing Expenses                                          200
         Legal Fees and Expenses                                 20,000
         Accounting Fees and Expenses                             5,000
         Miscellaneous Expenses                                   2,085
                                                              ---------
                  TOTAL                                         $30,000
                                                                =======

         All expenses other than the SEC filing fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

      The following lists all shares issued by the Company since its inception which were not registered with the Securities and Exchange Commission.

                                                                        Note
Name                       Date      Shares     Consideration         Reference
----                       ----      ------     -------------         ---------

Sheldon Kales             3-03-05  2,300,000    Services rendered,        B
                                                valued at $23,000
Boaz Dor                  3-03-05    900,000    Services rendered,        B
                                                valued at $9,000
Gregory Sullivan          3-03-05     40,000    Services rendered,        B
                                                valued at $400
Dror Shachar              3-03-05  1,200,000    Services rendered,        B
                                                valued at $12,000
Alexander Blaunshtein     3-03-05  1,560,000    Services rendered,        B, C
                                                valued at $15,600
Sheldon Kales             3-04-05    200,000    Services rendered,        B
                                                valued at $2,000

                                                                        Note
Name                       Date      Shares     Consideration         Reference
----                       ----      ------     -------------         ---------

Gregory Sullivan          3-04-05    200,000    Services rendered,        B
                                                valued at $2,000
Tibor I. Barsony          3-04-05     75,000    Services rendered,        B
                                                valued at $750
Morry Patoka              3-04-05     50,000    Services rendered,        B
                                                valued at $500
Ted Calabretta            4-15-05     57,880     $ 14,470                 B
Mark Simmons              4-15-05    120,000     $ 30,000                 B
Norman and Wendy Simmons  4-15-05     20,000     $  5,000                 B
Richard Savage            4-15-05     40,000     $ 10,000                 B
Tibor I. Barsony          4-15-05    160,000     $ 40,000                 B
Mark Bodenstein          12-31-05     40,000     $  4,000                 B
John W. Gladding         12-31-05       6000     $    600                 B
Tom Kellner              12-31-05     10,000     $  1,000                 B
Agnes Gergely            12-31-05     10,000     $  1,000                 B
Rob Barsony              12-31-05     50,000     $  5,000                 B
Julie Wright             12-31-05     50,000     $  5,000                 B
David Goodman            12-31-05    100,000     $ 10,000                 B
Allan Zener              12-31-05     50,000     $  5,000                 B
Ted Calabretta           12-31-05     50,000     $  5,000                 B
Avivit Bodenstein         12-31-05    10,000     $  1,000                 B
Dr. Tally Bodenstein     12-31-05     50,000     $  5,000                 B
Mark Simmons             12-31-05     30,000     $  3,000                 B
Wendy and Norman Simmons 12-31-05     10,000     $  1,000                 B
Luis Gil                  12-31-05    10,000     $  1,000                 B
Peter Gil                 12-31-05    10,000     $  1,000                 B
Lyle McLennan             1-31-06     20,000     $  2,000                 B
Richard Savage            1-31-06     50,000     $  5,000                 B
Len Lombardi              1-31-06     10,000     $  1,000                 B
Maxine Levine             1-31-06      5,000     $    500                 B
Andrea Levine             1-31-06      5,000     $    500                 B
Patti Ballas              1-31-06       5000     $    500                 B
Ezra Ballas               1-31-06       5000     $    500                 B
Nahum Kaplan              1-31-06     10,000     $  1,000                 B
Eric Kaplan               1-31-06     10,000     $  1,000                 B
Sylvie Kaplan             1-31-06     10,000     $  1,000                 B
Jonathan Kaplan           1-31-06     10,000     $  1,000                 B
Sydney Ceresne            1-31-06     10,000     $  1,000                 B
Bryan Ceresne             1-31-06     10,000     $  1,000                 B
Roland Lupka              1-31-06     20,000     $  2,000                 B
Cindy Diamo               1-31-06     20,000     $  2,000                 B
Rosika Boden              1-31-06     60,000     $  6,000                 B
Brenda M.Chisholm         1-31-06    100,000     $ 10,000                 B
Christine McArthur        1-31-06       5000     $    500                 B
Michael John McArthur     1-31-06     10,000     $  1,000                 B
Steve MacDonald           1-31-06     10,000     $  1,000                 B
Linda MacDonald           1-31-06     10,000     $  1,000                 B

                                                                        Note
Name                       Date      Shares     Consideration         Reference
----                       ----      ------     -------------         ---------

Kevin McGovern            1-31-06     10,000     $  1,000                 B
Steve Kessel              1-31-06     10,000     $  1,000                 B
Oleh Kupraty              1-31-06     10,000     $  1,000                 B
Kevin Wood                1-31-06     10,000     $  1,000                 B
Amand Schofield           1-31-06      5,000     $    500                 B
Brian Griffith            1-31-06     10,000     $  1,000                 B
Roy Teeft                 1-31-06     10,000     $  1,000                 B
Craig Campbell            1-31-06     10,000     $  1,000                 B
Abe Goldstein             3-08-06     30,000     $  5,250                 A
Kathy Schneider           3-08-06     30,000     $  5,250                 B
Robert Schneider          3-08-06     50,000     $  8,750                 B
Ian Zive                  3-08-06     20,000     $  3,500                 B
Mandy Schneider           3-08-06    156,000     $ 27,300                 B
George Schneider          3-08-06     50,000    Services rendered         B
                                                valued at $8,750
Avivit Bodenstein        12-11-06      5,000     $  5,000                 B
Tally Bodenstein         12-11-06     15,000     $ 15,000                 B
George Boedecker         12-11-06     50,000     $ 50,000                 A
Craig Butler /Carla Butler12-11-06    15,000     $ 15,000                 B
Craig B. Campbell        12-11-06     10,000     $ 10,000                 B
Bryan Ceresne            12-11-06    167,000     $ 167,000                B
Brenda Chisholm          12-11-06    150,000     $ 150,000                B
Thomas Courteau          12-11-06     25,000     $ 25,000                 B
Lawrence Cyna            12-11-06     30,000     $ 30,000                 B
Danika Associates Limited12-11-06     25,000     $ 25,000                 B
Richard Demelo           12-11-06     20,000     $ 20,000                 B
Bruce Durham             12-11-06     86,670     $ 86,670                 B
Allen Ezer               12-11-06     10,000     $ 10,000                 B
Fred Gold                12-11-06     50,000     $ 50,000                 B
Michael Goldberg         12-11-06     50,000     $ 50,000                 B
Jordan Golden            12-11-06     30,000     $ 30,000                 B
David Goodman            12-11-06     62,500     $ 62,500                 B
Steven Groves            12-11-06    100,000     $ 100,000                B
Taras Hucal              12-11-06     25,000     $ 25,000                 B
Erik Kaplan              12-11-06     25,000     $ 25,000                 B
Jonathan Kaplan          12-11-06     15,000     $ 15,000                 B
Sylvie Kaplan            12-11-06     25,000     $ 25,000                 B
Dr. Arthur Karasik       12-11-06      5,000     $  5,000                 B
Kingshield Corporation   12-11-06     25,000     $ 25,000                 B
Kodiak Metals LLC        12-11-06    100,000     $100,000                 A
Mina Korman              12-11-06     32,000     $ 32,000                 B
Jeff Leder               12-11-06      5,000     $  5,000                 B
Roland Lupka             12-11-06     55,000     $ 55,000                 B
Howard Malach            12-11-06    100,000     $100,000                 B
Alka Malhotra            12-11-06     10,000     $ 10,000                 B
Maple Grove Inc.         12-11-06     50,000     $ 50,000                 B

                                                                        Note
Name                       Date      Shares     Consideration         Reference
----                       ----      ------     -------------         ---------

Don McKinnon             12-11-06     43,000     $43,000                  B
Lyle McLennan            12-11-06     10,000     $10,000                  B
Nickolas Mostowy         12-11-06     10,000     $10,000                  B
Hampton Securities Limited12-11-06   200,000     $200,000                 B
Gideon Joe Ng            12-11-06     50,000     $50,000                  B
Thomas Obradovich        12-11-06     50,000     $50,000                  B
Steven Palmer            12-11-06    200,000     $200,000                 B
Duane Parnham            12-11-06    100,000     $100,000                 B
Leib Pillersdorf         12-11-06     50,000     $50,000                  B
S.Pillersdorf            12-11-06     50,000     $50,000                  B
Lorranine Podolsky       12-11-06     25,000     $25,000                  B
Yuval Popper             12-11-06     25,000     $25,000                  B
Onofrio Rago             12-11-06     30,000     $30,000                  B
Roy Ruppert              12-11-06    100,000     $100,000                 B
Ian Savage               12-11-06     25,000     $25,000                  B
Alexander Roy Teeft      12-11-06     10,000     $10,000                  B
Yishmy Waxman            12-11-06     25,000     $25,000                  B
Kenneth M. West          12-11-06     20,000     $20,000                  B
Dr. Sheldon Wise         12-11-06     75,000     $75,000                  B
Talya Wise               12-11-06    15,000      $15,000                  B
2045580 Ontario Limited  12-11-06     25,000     $25,000                  B
1451085 Ontario Ltd.     12-11-06     25,000     $25,000                  B
A.J. Voth Professional
  Corporation             4-25-07      5,000     $11,250                  B
Ascent Relative Value
  Fund Ltd.               4-25-07      3,500     $    7,875               B
ATC Trustees (Cayman) Ltd.4-25-07      5,000     $   11,250               B
ATC Trustees (Cayman) Ltd.4-25-07      5,000     $   11,250               B
Garry Bond                4-25-07     20,000     $   45,000               B
Bribak Holdings, Inc.     4-25-07     30,000     $   67,500               B
Carmeo International Ltd. 4-25-07      5,000     $   11,250               B
Brenda Chisholm           4-25-07    150,000     $  337,500               B
Christopher Clark         4-25-07     20,000     $   45,000               B
EAM, Inc.                 4-25-07    100,000     $  225,000               B
Tom English               4-25-07     25,000     $   56,250               B
Epic Capital Offshore Inc.4-25-07     37,300     $   83,925               B
Epic Limited Partnership  4-25-07    259,200     $  583,200               B
Louis Goluboff            4-25-07     25,000     $   56,250               B
Raymond Jankelow          4-25-07      2,000     $    4,500               B
JMM Trading               4-25-07     50,000     $  112,500               B
Kodiak Metals             4-25-07    600,000     $1,350,000               A
Glenna Loggie             4-25-07     10,000     $   22,500               B
Brenda Lewis              4-25-07     13,000     $   29,250               B
Lindsay Sports Therapy, Inc.4-25-07   25,000     $   56,250               B
Jennifer MacKenzie        4-25-07    100,000     $  225,000               B
Howard Malach             4-25-07     44,500     $  100,125               B
Master Plan Investments   4-25-07     45,000     $  101,250               B

                                                                        Note
Name                       Date      Shares     Consideration         Reference
----                       ----      ------     -------------         ---------

MTC Growth Fund I - Inc.  4-25-07    100,000    $   225,000                 B
Vincent Mulhall           4-25-07      2,000    $     4,500                 B
Frank & Royanne Naccarato 4-25-07      1,800    $     4,050                 B
Northern Rivers Capital   4-25-07     16,100    $    36,225                 B
  Mgnt, Inc. on behalf of
  Horizons Northern  Rivers
  Fund L.P.
Northern Rivers Capital   4-25-07    187,300    $   421,425                 B
  Mgnt, Inc. on behalf of
  Northern Rivers
  Innovation Fund L.P.
Northern Rivers Capital   4-25-07     19,600    $    44,100                 B
  Mgnt, Inc. on behalf of
  Northern Rivers
  Innovation RSP
Duane Parnham             4-25-07     50,000    $   112,500                 B
Alan Peters               4-25-07      5,000    $    11,250                 B
Rolesco Limited           4-25-07     11,500    $    25,875                 B
Robert Waxman             4-25-07     11,500    $    25,875                 B
Dennis Zuliani            4-25-07      4,200    $     9,450                 B
554485 Alberta, Inc.      4-25-07     10,000    $    22,500                 B
Hana Feix and/or Martin Feix5-04-07    5,000    $    11,250                 B
K4 Consulting GMBH        5-04-07     33,000    $    74,250                 B
Eckard Kirsch             5-04-07     66,000    $   148,500                 B
John Kuhn                 5-04-07      2,500    $     5,625                 B
Peter Mathias             5-04-07      5,000    $    11,250                 B
Elaine Peritz             5-04-07      5,000    $    11,250                 B
Alan Shiner and Faye Shiner5-04-07     2,000    $     4,500                 B
Hartmut Thome and
  Monika Thome            5-04-07     22,000    $    49,500                 B

A. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The person who acquired these shares was an officer and director of the Company. The certificates representing the shares of common stock will bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

B. These shares were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these shares were made by the Company's officers (who were non-U.S. persons) from Canada or Israel. The shares are restricted from resale in the public markets for a period of one year from the date of their issuance. The Company relied upon the exemption provided by Rule 901 of the Securities and Exchange Commission with respect to the sale of these shares.

C. These shares were sold by Mr. Blaunshtein to the Company in March 2007 for $50,000.

      With respect to the sale of the shares after March 31, 2007 the Company paid a commission of $240,638 to Salman Partners Inc. the sales agent for the offering. Salman Partners also received warrants which allows Salman Partners to purchase 106,950 shares of the Company's common stock at a price of $2.81 per share. The warrants expire in 2009.

Item 27. Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name
-------  ------------
3.1      Articles of Incorporation, as amended                 (1)

3.2      Bylaws                                                (1)

4.1      Incentive Stock Option Plan                           (2)

4.2      Non-Qualified Stock Option Plan                       (2)

4.3      Stock Bonus Plan                                      (2)

5        Opinion of Counsel                                    ______

10.1     Agency Agreement, Subscription Agreement,             (3)
         Agent's Warrant Certificate and Schedule required by
         Instruction 2 to Item 601 of Regulation S-K.

10.2     Compensation Agreement                                (1)

23.1     Consent of Attorneys                                  _____

23.2     Consent of Accountants                                _____

(1) Incorporated by reference to the same exhibit filed with the Company's registration statement on Form SB-2 (Commission File # 333-132456).
(2) Incorporated by reference to the same exhibit filed with the Company's registration statement on Form S-8 (File # 333-139370).
(3) Incorporated by reference to the Company's 8-K report filed on April 27, 2007 and the Company's amended 8-K reports filed on May 4, 2007.

Item 28. Undertakings

    (a) The small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

            (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.
      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (g) That, for the purpose of determining liability under the Securities Act to any purchaser:
      (1) If the small business issuer is relying on Rule 430B:

            (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (2) If the small business issuer is subject to Rule 430C, include the following:

      Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Toronto, Ontario, Canada on the 10th day of September 2007.


                                    SECURITY DEVICES INTERNATIONAL INC.




                                 By:     /s/ Sheldon Kales
                                         ----------------------------------
                                         Sheldon Kales, President

                                 By:     /s/ Rakesh Malhotra
                                         ----------------------------------
                                         Rakesh Malhotra, Principal Financial
                                         and Accounting Officer

         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date


/s/ Sheldon Kales                   Director             September 10, 2007
-------------------------
Sheldon Kales


/s/ Boaz Dor                        Director             September 10, 2007
-------------------------
Boaz Dor


/s/ Gregory Sullivan                Director             September 10, 2007
-------------------------
Gregory Sullivan

                             SECURITY DEVICES, INC.

                                    FORM SB-2

                                    EXHIBITS